As filed with the Securities and Exchange Commission on August 2, 2005
                                      An Exhibit List can be found on page II-6.
                                               Registration No. 333-____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                          STRONGHOLD TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

Nevada                                    4841               22-3762832
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)

                                 106 Allen Road
                             Basking Ridge, NJ 07920
                                 (908) 903-1195
          (Address and telephone number of principal executive offices and principal place of business)

                   Christopher Carey, Chief Executive Officer
                          STRONGHOLD TECHNOLOGIES, INC.
                                 106 Allen Road
                             Basking Ridge, NJ 07920
                                 (908) 903-1195
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                             Stephen M. Fleming Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                              CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum       Proposed maximum
   Title of each class of          Amount to be        offering price per         aggregate                  Amount of
 securities to be registered      registered (1)              share             offering price           registration fee
---------------------------------------------------------------------------------------------------------------------------
     Common stock, $.0001 par      216,000,000(2)            $.10(3)           $21,600,000.00              $2,542.32
          value issuable upon
       conversion of Callable
    Secured Convertible Notes
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.0001 par        3,000,000               $.10(5)              $300,000.00                 $35.31
 value issuable upon exercise
     of common stock purchase
  warrants at $0.57 per share
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.0001 par          650,000               $.10(5)               $65,000.00                  $7.65
 value issuable upon exercise
     of common stock purchase
  warrants at $0.03 per share
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.0001 par        1,700,000               $.10(5)              $170,000.00                 $20.01
 value issuable upon exercise
     of common stock purchase
  warrants at $0.07 per share
---------------------------------------------------------------------------------------------------------------------------
                        Total      221,350,000                                 $22,135,000.00              $2,605.29
---------------------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 27, 2005, which was $0.10 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.57 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 2, 2005

                          STRONGHOLD TECHNOLOGIES, INC.
                              221,350,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (the "Investors") of up to an aggregate of 221,350,000 shares of our common stock, including the following:

            o up to 216,000,000 shares of common stock underlying callable secured convertible notes in a principal amount of $4,500,000;

            o up to 3,000,000 issuable upon the exercise of common stock purchase warrants exercisable at $0.57 per share;

            o up to 650,000 issuable upon the exercise of common stock purchase warrants exercisable at $0.03 per share; and

            o up to 1,700,000 issuable upon the exercise of common stock purchase warrants exercisable at $0.07 per share

      The shares being registered represent 92.7% of our outstanding shares of common stock assuming the full conversion of all callable secured convertible notes and exercise of our common stock purchase warrants. The callable secured convertible notes are convertible into our common stock at the lower of a fixed conversion price ($0.70 with respect to the callable secured convertible notes issued pursuant to the June 2004 Securities Purchase Agreement, $0.02 with respect to the callable secured convertible notes issued pursuant to the March 2005 Securities Purchase Agreement and $0.07 with respect to the callable secured convertible notes issued pursuant to the July 2005 Securities Purchase Agreement) or 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SGHT". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 27, 2005, was $0.10.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Stronghold Technologies, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                          STRONGHOLD TECHNOLOGIES, INC.

      We are a Customer Relationship Management ("CRM") solutions provider for the retail automotive industry. Our DealerAdvance(TM) Sales Solution is designed to streamline dealership sales operations using software that integrates existing technology systems.

      For the three months ended March 31, 2005, we generated $261,652 in revenue and a net loss of $1,072,910. In addition, for the year ended December 31, 2004, we generated revenue of $2,489,790 and a net loss of $3,089,614. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated March 31, 2005, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 106 Allen Road, Basking Ridge, NJ 07920, and our telephone number is (908) 903-1195. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders ......   Up to 221,350,000 shares,
                                                      including the following:

                                                      -     up to 216,000,000
                                                            shares of common
                                                            stock underlying
                                                            callable secured
                                                            convertible notes in
                                                            the principal amount
                                                            of $4,500,000
                                                            (includes a good
                                                            faith estimate of
                                                            the shares
                                                            underlying the
                                                            callable secured
                                                            convertible notes to
                                                            account for market
                                                            fluctuations),

                                                      -     up to 3,000,000
                                                            shares of common
                                                            stock issuable upon
                                                            the exercise of
                                                            common stock
                                                            purchase warrants at
                                                            an exercise price of
                                                            $0.57 per share,

                                                      -     up to 650,000 shares
                                                            of common stock
                                                            issuable upon the
                                                            exercise of common
                                                            stock purchase
                                                            warrants at an
                                                            exercise price of
                                                            $0.03 per share, and

                                                      -     up to 1,700,000
                                                            shares of common
                                                            stock issuable upon
                                                            the exercise of
                                                            common stock
                                                            purchase warrants at
                                                            an exercise price of
                                                            $0.07 per share,

                                                            This number
                                                            represents 92.7% of
                                                            our current
                                                            outstanding stock.

Common stock to be outstanding after the offering..   Up to 238,637,349 shares

Use of proceeds....................................   We will not receive any
                                                      proceeds from the sale of
                                                      the common stock. However,
                                                      we will receive the sale
                                                      price of any common stock
                                                      we sell to the selling
                                                      stockholder upon exercise
                                                      of the warrants. We expect
                                                      to use the proceeds
                                                      received from the exercise
                                                      of the warrants, if any,
                                                      for general working
                                                      capital purposes. However,
                                                      the selling stockholders
                                                      will be entitled to
                                                      exercise the warrants on a
                                                      cashless basis if the
                                                      shares of common stock
                                                      underlying the warrants
                                                      are not then registered
                                                      pursuant to an effective
                                                      registration statement. In
                                                      the event that the selling
                                                      stockholder exercises the
                                                      warrants on a cashless
                                                      basis, then we will not
                                                      receive any proceeds. In
                                                      addition, we have received
                                                      gross proceeds $4,500,000
                                                      from the sale of the
                                                      callable secured
                                                      convertible notes

Over-The-Counter Bulletin Board Symbol ............   SGHT

EXPLANATORY NOTE: IN JUNE 2004, MARCH 2005 AND JULY 2005, WE ENTERED INTO SECURITIES PURCHASE AGREEMENTS WITH NEW MILLENNIUM CAPITAL PARTNERS II, LLC, AJW QUALIFIED PARTNERS, LLC, AJW OFFSHORE, LTD. AND AJW PARTNERS, LLC. CERTAIN ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO THESE AGREEMENTS WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. WE INTEND TO FILE A PROXY STATEMENT OR INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, SEEKING TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 250,000,000 TO 8,500,000,000. WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AFTER SUCH INCREASE HAS BEEN APPROVED AT OUR STOCKHOLDERS' MEETING OR WITHIN 20 DAYS OF MAILING A DEFINITIVE INFORMATION STATEMENT. WE ARE REGISTERING 221,350,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE CALLABLE SECURED NOTES AND COMMON STOCK PURCHASE WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENTS. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THESE AGREEMENTS.

      The above information regarding common stock to be outstanding after the offering is based on 17,287,349 shares of common stock outstanding as of January 31, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into three Securities Purchase Agreements with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (the "Investors"). This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and common stock purchase warrants issued in connection with these agreements. The following is a description of each of these financings.

June 18, 2004 Securities Purchase Agreement

      On June 18, 2004, we entered into a Securities Purchase Agreement for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 3,000,0000 shares of our common stock.

      The following closings have occurred pursuant to the June 2004 Securities Purchase Agreement:

            o on June 18, 2004, the Investors purchased $1,500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,500,000 shares of our common stock;

            o on July 27, 2004, the Investors purchased $500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 500,000 shares of our common stock;

            o on October 22, 2004, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock; and

            o On March 18, 2005, the Investors purchase $650,000 in callable secured convertible notes and received common stock purchase warrants to purchase 650,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.57 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

March 31, 2005 Securities Purchase Agreement

      We entered into a second Securities Purchase Agreement with the Investors on March 31, 2005 for the sale of $650,000 in callable secured convertible notes and common stock purchase warrants to buy 650,000 shares of our common stock.

      On March 31, 2005, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock. On May 4, 2005, the Investor purchased the remaining $300,000 in callable secured convertible notes and received common stock purchase warrants to purchase 300,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.03 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

July 15, 2005 Securities Purchase Agreement

      We entered into a third Securities Purchase Agreement with the Investors on July 15, 2005 for the sale of (i) $850,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 1,700,000 shares of our common stock.

      On July 15, 2005, the Investors purchased $850,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,700,000 shares of our common stock. We received net proceeds in cash in the amount of $200,000 on July 15, 2005 and $567,500 was placed in escrow of which $100,000 shall be distributed on the 1st business day of each month.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.07 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

      As of July 27, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.05 and, therefore, the conversion price for the secured convertible notes was $.0125. Based on this conversion price, the $4,500,000 callable secured convertible notes, excluding interest, were convertible into 360,000,000 shares of our common stock.

      The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

      The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the common stock purchase warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have A History Of Incurring Net Losses; We Expect Our Net Losses To Continue As A Result Of Planned Increases In Operating Expenses; And, Therefore, We May Never Achieve Profitability Which May Cause Us To Seek Additional Financing Or To Cease Operations.

We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception. We had a net loss of $3,089,614 and $4,258,007 for the fiscal years ended December 31, 2004 and December 31, 2003, respectively. Our net loss for the three months ended March 31, 2005 was $1,072,910. We have an accumulated deficit of approximately $16,219,413 for the period from May 17, 2002 through March 31, 2005 to offset future taxable income. Losses prior to May 17, 2002 were passed directly to the shareholders and, therefore, are not included in the loss carry-forward. As a result of recurring losses, substantial working capital and stockholders' deficit and negative cash flows from operations our auditors in their report dated March 31, 2005 for the year ended December 31, 2004 expressed substantial doubt about our ability to continue as a going concern. We expect to continue to incur net losses and negative cash flows for the foreseeable future. We will need to generate significant additional revenue to achieve profitability. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon numerous factors outside of our control, including:

      o     Competing products that are more effective or less costly than ours;

      o Our ability to develop and commercialize our own products and technologies; and

      o Our ability to increase sales of our existing products and any new products.

      It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. If we do not achieve sustained profitability, we may be unable to continue our operations.

If we do not obtain financing when needed, our business will fail as we will not have sufficient funds to produce and market the Dealeradvance Suite of Products

Our current operating funds together with the approximately $500,000 to be received out of escrow on a montly basis of $100,000 per month pursuant to the July 2005 Securities Purchase Agreement will allow us to continue our operations until December 2005. In order for us to successfully market our products, we will need to obtain additional financing after December 2005. As of March 31, 2005, we had cash in the amount of $38,124 and our net loss for the three months ended March 31, 2005 was $1,072,910. Our business plan calls for significant expenses in connection with the marketing of DealerAdvance over the next 12 months including the following:

      o Attendance and booth presence at the National Automobile Dealers Association annual convention; and

      o     regular advertising in trade magazines and mass mailings.

In the event that we are unable to fund these marketing activities, our sales volume could be significantly reduced thereby adding to our growing deficits. In the event that we are not able to raise additional funds beyond the requirements for operation through December 2005, we may be insolvent and unable to continue operations.

We will also require additional financing if our costs are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in generating additional revenues. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. If we fail to obtain the required financing and our business fails, you may be unable to sell your shares of common stock.

We Have Recently Entered An Installment Agreement with the United States Internal Revenue Service and if we default under such Installment Agreement, the IRS could attempt to seize our assets for payment of taxes owed.

On April 30, 2004, we entered into an installment agreement with the IRS to pay withholding taxes due in the amount of $1,233,101.35, which includes interest and penalties, under the terms of which we will pay $35,000 each month, commencing June 28, 2004, until we have paid the withholding taxes due in full. We estimate that at the rate of $35,000 per month, we will make 36 monthly payments to the IRS. To date, we have made all payments under the installment agreement. If we violate the installment agreement, the IRS could take possession of our assets and we may be forced to cease operations and/or to file for bankruptcy protection.

We Have A Limited Operating History, Therefore It Is Difficult To Evaluate Our Financial Performance And Prospects.

      We were formed in September 2000 to import and market truffle oil products. As of May 16, 2002, our business purpose focus shifted to the development and marketing of handheld wireless technology for the automotive dealer software market. We entered the handheld wireless technology business through the acquisition of an entity with a 22-month operating history. We are, therefore, subject to all of the risks inherent in a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you that in the future we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

We May Fail To Gain Market Acceptance Of Our DealerAdvance(TM) suite of products Which May Result in Our Business And Results Of Operations Being Negatively Impacted.

      We are still in the early marketing stages of our DealerAdvance(TM) suite of products. Our first pilot system for DealerAdvance Sales Solution(TM) was installed in April 2001 and our sixth and final pilot system was installed in September 2001. We implemented a total of 33 additional sites in 2002. As of September 30, 2004, a total of 82 Dealerships were using the DealerAdvance Sales Solution(TM) in 13 states. We expect to introduce our DealerAdvance Service Solution(TM) over the next two years. This solution is still in the development stages and is not yet ready for testing. While we have received positive feedback of DealerAdvance Sales Solution(TM) by the test sites, sixty-nine systems is a small number and results in such sites may not be indicative of the overall market acceptance and success of DealerAdvance Sales Solutions(TM) or our entire DealerAdvance(TM) suite of products. The nature of our handheld product and technology requires us to market almost exclusively to automobile dealerships. Our prospects for success will depend on our ability to successfully sell our products to key automobile dealerships that may be inhibited from doing business with us because of their commitment to their own technologies and products, or because of our relatively small size and lack of sales and production history. A large number of automobile dealerships elect to not utilize our product due to the fact that they have their own system, they deem DealerAdvance(TM) suite of products to not be cost effective or other reason, In the event that the DealerAdvance(TM) suite of products is not generally accepted by automobile dealerships, then our revenue and results of operations will be negatively impacted

We Depend On Attracting And Retaining Key Personnel To Maintain Our Competitive Advantage, Therefore The Loss Of Their Services May Significantly Delay Or Prevent The Achievement Of Our Strategic Objectives.

      We are highly dependent on the principal members of our management, research and sales staff. The loss of their services might significantly delay or prevent the achievement of our strategic objectives. Our success depends on our ability to retain key employees and to attract additional qualified employees. Competition for personnel is intense, and we cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future.

      Our subsidiary, Stronghold, has an employment agreement in place with its President and Chief Executive Officer, Christopher J. Carey, which provides for vesting of options exercisable for shares of our common stock based on continued employment and on the achievement of performance objectives defined by the board of directors. Stronghold does not have similar retention provisions in its employment agreements with other key personnel. If we are unable to hire and retain personnel in key positions, our business could be significantly and adversely affected unless qualified replacements can be found.

      Our success is dependent on the vision, technological knowledge, business relationships and abilities of our president, Mr. Carey. Any reduction of Mr. Carey's role in our business would have a material adverse effect on us. Mr. Carey's employment contract expired on December 31, 2004. He has not, however, expressed any intention or desire to leave.

Risks Concerning Our Handheld Technology:

We Obtain Products And Services From Third Parties, Therefore An Interruption In The Supply Of These Products And Services Could Cause A Decline In Sales Of Our Products And Services.

      We are dependant upon certain providers of software, including Microsoft Corporation and their Pocket PC software, to provide the operating system for our applications. If there are significant changes to this software, or if this software stops being available or supported, we will experience a disruption to our product and development efforts.

      In designing, developing and supporting our wireless data services, we rely on mobile device manufacturers, content providers, database providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our products and services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

Competition In The Wireless Technology Industry Is Intense And Technology Is Changing Rapidly, Therefore We May Be Unable To Compete Successfully Against Our Current And Future Competitors In The Future.

      Many wireless technology and software companies are engaged in research and development activities relating to our range of products. The market for handheld wireless technology is intensely competitive, rapidly changing and undergoing consolidation. We may be unable to compete successfully against our current and future competitors, which may result in price reductions, reduced profit margins and the inability to achieve market acceptance for our products. Our competitors in the field are major international car dealership service companies, specialized technology companies, and, potentially, our joint venture and strategic alliance partners. Many of our competitors have substantially greater financial, marketing, sales, distribution and technical resources than us and have more experience in research and development, sales, service, manufacturing and marketing. We anticipate increased competition in the future as new companies enter the market and new technologies become available. Our technology may be rendered obsolete or uneconomical by technological advances developed by one or more of our competitors.

We May Not Have Adequately Protected Our Intellectual Property Rights, Therefore We May Not Be Successful In Protecting Our Intellectual Property Rights.

      Our success depends on our ability to sell products and services for which we do not currently have intellectual property rights. We currently do not have patents on any of our intellectual property. We have filed for a patent which protects a number of developments pertaining to the management of information flow for automotive dealer-based software. We plan to file an additional patent application which will address certain proprietary features pertaining to our systems components, related equipment and software modules. We cannot assure you we will be successful in protecting our intellectual property right through patent law.

      We rely primarily on trade secret laws, patent law, copyright law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that these avenues do not adequately protect our technology, other companies could develop and market similar products or services, which could adversely affect our business.

We May Be Sued By Third Parties For Infringement Of Their Proprietary Rights, Therefore We May Incur Defense Costs And Possibly Royalty Obligations Or Lose The Right To Use Technology Important To Our Business.

      The wireless technology and software industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of participants in our market increases, the possibility of an intellectual property claim against us could increase. Any intellectual property claims, whether with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from the administration of our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may adversely affect us.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Callable Secured Convertible Notes, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

      As of July 27, 2005, we had 17,287,349 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 360,000,000 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 5,350,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. As the market price declines, then the callable secured convertible notes will be convertible into an increasing number of shares of common stock resulting in dilution to our shareholders.

The Continuously Adjustable Conversion Price Feature of Our Callable Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

      Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the previous 20 trading days as of July 27, 2005 of $0.05.

                                                    Number             % of
% Below         Price Per    With Discount         of Shares        Outstanding
Market            Share         at 75%             Issuable            Stock
------            -----         ------             --------           ------
25%               $.0375        $.0094            480,000,000         96.52%
50%               $.0250        $.0063            720,000,000         97.66%
75%               $.0125        $.0031          1,440,000,000         98.81%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price feature of our Callable Secured Convertible Notes May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

      The callable secured convertible notes are convertible into shares of our common stock at a 75% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Callable Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Callable Secured Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the callable secured convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. As we do not currently have the required amount of shares available, we may be required to file an additional registration statement after we have increased our authorized common stock. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 216,000,000 shares to cover the conversion of the callable secured convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the callable secured convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Fail To Obtain Stockholder Approval to Increase our Authorized Shares of Common Stock, We May Be Required to Repay the Callable Secured Convertible Debenture As Well As Various Penalties.

      We presently do not have an adequate amount of authorized and unissued shares of common stock to issue in connection with the financings entered into with the selling stockholders in June 2004, March 2005 and July 2005. In the near future we intend to hold a meeting for the purpose of obtaining stockholder approval to increase our authorized shares of common stock of which we can provide no assurance that we will be able to obtain. In the event that we are unable to obtain an increase in our authorized common stock, we will be required to repay the callable secured convertible debenture and we will be subject to prepayment penalties.

If We Are Required for any Reason to Repay Our Outstanding Callable Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Callable Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      We entered three Securities Purchase Agreements for the sale of an aggregate of $4,500,000 principal amount of callable secured convertible notes. The callable secured convertible notes are due and payable, with 12% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. The proceeds received from the sale of the callable secured convertible notes have been used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and repayment of debt.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "SGHT ". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since January 1, 2002. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

2003                                                  High          Low
----                                                  ----          ---
January 1, 2003 - March 31, 2003                     $1.70         $0.25

April 1, 2003 - June 30, 2003                        $1.01         $0.59

July 1, 2003 - September 30, 2003                    $0.98         $0.47

October 1, 2003 - December 31, 2003                  $0.70         $0.30

2004                                                  High          Low
----                                                  ----          ---
January 1, 2004 - March 31, 2004                     $1.15         $0.45

April 1, 2004 - June 30, 2004                        $0.70         $0.24

July 1, 2004 - September 30, 2004                    $0.25         $0.11

October 1, 2004 - December 31, 2004                  $0.40         $0.11

2005                                                  High          Low
----                                                  ----          ---
January 1, 2005 - March 31, 2005                     $0.25         $0.02

April 1, 2005 - June 30, 2005                        $0.10         $0.01

      As of July 27, 2005, there were approximately 73 holders of record of our common stock.

      We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Our History

      We were incorporated as a Nevada corporation on September 8, 2000, under the name TDT Development, Inc. On May 16, 2002 we acquired Stronghold Technologies, Inc., a New Jersey corporation referred to herein as our "Predecessor Entity", pursuant to a merger of the Predecessor Entity into our wholly-owned subsidiary, TDT Stronghold Acquisition Corp., referred to herein as "Acquisition Sub". As consideration for the merger, we issued 7,000,000 shares of our common stock to the stockholders of the Predecessor Entity in exchange for all of the issued and outstanding shares of the Predecessor Entity. Following the merger, Acquisition Sub, the survivor of the merger, changed its name to Stronghold Technologies, Inc. (NJ) and remains our only wholly-owned subsidiary. On July 11, 2002, we changed our name from TDT Development, Inc. to Stronghold Technologies, Inc. On July 19, 2002, we exchanged all of the shares that we held in our two other wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., which conducted an import and distribution business specializing in truffle-based food product, for 75,000 shares of our common stock held by Mr. Pietro Bortolatti, our former president.

Overview of our Handheld Technology Business

      On May 16, 2002, we entered the handheld wireless technology business via our acquisition by merger of the Predecessor Entity. The Predecessor Entity was founded on August 1, 2000 to develop proprietary handheld wireless technology for the automotive dealer software market. Since the merger of the Predecessor Entity into our subsidiary, we continue to conduct the Predecessor Entity's handheld wireless technology business.

      Our past results of operations and ensuing financial condition have resulted from our allocating significant resources to the development of our wireless technology business for use by the automobile dealership market that have been traditionally slow to accept such products. We have achieved initial acceptance, which has resulted in our generating limited revenue. The sales to date from our inception through the second quarter of 2004 have been achieved through direct selling efforts defined as employees of our company selling directly to dealers. We believe the initial sales of our products have positioned our company to now start selling through third party sellers that have established distribution channels. We announced our first distribution agreement in the third quarter and have realized the first sale pursuant to this distribution agreement.

      In the event that our distribution efforts through third party sellers do not increase our revenue to where we attain cash flow self sufficiency, then we would have to raise additional capital beyond the final tranche of funding to be provided with five days after the effective date of the registration statement. Additionally, should there be a significant slow down in the purchase of automobile vehicles in the USA domestic market; this could cause dealers to slow down there buying decision of new technology which would negatively impact our results of operations.

Our Revenues

      Our revenues are primarily received from system installation, software licenses and system maintenance. The approximate average selling package price of the system and installation is $60,000. Additional revenues are derived from monthly system maintenance agreements that have a monthly fee of $850 per month and a total contract value of $30,600. The revenues derived from these categories are summarized below:

      o Software License Revenues: This represents the software license portion of the Dealer Advance Service Solution purchased by customers of our company. The software and intellectual property of Dealer Advance has been developed and is owned by us.

      o System Installation Revenues: This represents the installation and hardware portion of the Dealer Advance Service Solution. All project management during the installation is performed by us. The installation and hardware portions include cable wiring subcontracting services and off the shelf hardware and handheld computers ("PDA"s).

      o Monthly Recurring Maintenance Revenue: This represents the maintenance and support contract for the Dealer Advance Service Solution that the customer executes with the system installation. The typical maintenance contract is for 36 months. In the three year operating history of the company, approximately 50% of all the company's customers have prepaid the maintenance fees through a third party leasing finance company. The third part leasing arrangements with dealers are commitments by the dealer client directly to the financing company with no recourse to our company. These prepaid maintenance fees have provided additional cash flow to us and have generated a deferred revenue liability on or balance sheet.

Cost of sales for software licensing with the installation are estimated at 10% of revenue for reproduction, minor customer specific configurations and the setup cost of interface with the customers' DMS. Cost of sales for the system installation includes direct labor and travel, subcontractors and third party hardware.

General and Administrative Operating Expenses

The general operating expenses of our company are primarily comprised of:

      o     Marketing and Selling;

      o     General and Administrative;

      o     Development & Operations;

Our marketing and selling expenses include all labor, sales commissions and non-labor expenses of selling and marketing of our products and services. These include the salaries of two Vice Presidents of Sales and the Business Development Manager ("BDM") staff.

Our general and administrative expenses include expenses for all facilities, insurance, benefits, telecommunications, legal and auditing expenses are included as well as the executive management group wage expense.

Our development & operations expenses include the expenses for the Client Consultant group which advises and supports the installations of our Dealer Advance(TM) clients.

Bad debt expenses are also included under Selling, General and Administrative Expenses. The policy for recognition of bad debt expenses established for the year end December 31, 2003 is still in effect. This policy has been established utilizing the amount of future returns estimated based on historical calculations, technology obsolescence and return period. We have set the policy for reserves for doubtful accounts at 20% of our accounts receivables to account for estimated rights of returns and uncollectible accounts. This is based on a historical return rate of 18% for 2003 and 16% in 2004. In the first full operating year of 2002 the return rate was 25%. The estimate for total returns in the life of our company as of March 31, 2005 is 22 returns on 118 sales for a return rate of 18.64% for the life of operations. In recognizing revenue, we consider the following factors:

      o Our price to the buyer is substantially fixed or determinable at the date of sale as evidenced by the contract signed for each sales and the terms and conditions of each;

      o The buyer has paid our company and the buyers obligation is not contingent on resale of the product;

      o The buyer's obligation to our company would not be changed in the event of theft or physical destruction or damage of the product;

      o The buyer acquiring the product for resale has economic substance apart from that provided by our company;

      o we do not have significant obligations for future performance to directly bring about resale of the product by the buyer; and

      o The amount of future returns can be reasonably estimated based on historical calculations, technology obsolescence and return period.

THREE MONTHS ENDED MARCH 31, 2005 AND THREE MONTHS ENDED MARCH 31, 2004.

Revenue

For the quarter ended March 31, 2005, we had revenue of $261,652 compared with revenue of $643,678 for the quarter ended March 31, 2004. Revenue is generated from software license and system installation, maintenance support and service revenues. Revenues for the three months ended March 31, 2005 are broken down as follows:

                                           Three Months      Three Months
                                          Ended March 31,   Ended March 31,
                                              2005               2004          $ Change         % Change
                                          ---------------   ---------------  ---------------  ---------------
Software License & System Installation      $  85,653        $ 530,082          $(444,429)       -83.84%
Support Maintenance                           162,794          108,509             54,285          50.03%
Services                                       13,206            5,087              8,119         159.60%
Total Revenue                               $ 261,652        $ 643,678          $(382,025)       -59.35%

This decrease in revenue of $382,025 or 59.35% is primarily attributed to the following:

o the steps we made to address our limited funding that included reductions of our sales, marketing and client consultant staffs that resulted in less installations

o concerns from the market regarding the viability of the company's ability to continue as a going concern, particularly with respect to the pending foreclosure suit with PNC Bank, which was finally paid off and satisfied on March 31, 2005.

Given that we have continued to generate losses and are reliant on raising capital to support operations, the continued loss of momentum may cause our revenues to continue to decrease.

Cost of Sales

Cost of sales on a percentage basis increased 45.17% of revenue for the three months ended March 31, 2005 as compared to 36.74% of revenue for the three months ended March 31, 2004 for a net increase of 8.42%. The table below shows the Cost of Sales and percentage by category and the comparison in dollars and percentage for the three months ended March 31, 2005 and three months ended March 31, 2004. The increase in Cost of Sales as a percentage of revenue of 8.42% is primarily attributed to a corresponding percentage increase in Labor as a result of fewer installations in the period. We expect that our cost of sales as a percentage of revenue will increase in the future as we utilize additional third party distributors to increase the sales volume, however expect the total gross profit dollars to increase as the revenue volume stabilizes and then increases.

-----------------------------------------------------------------------------------------------------------
                                      Q1 2005        Q1 2004        Q1 2005       Q1 2004
-----------------------------------------------------------------------------------------------------------
Cost of Sales                         Dollars        Dollars     % of Revenue  % of Revenue    %  Change
                                      -------        -------     ------------  ------------    ------------
-----------------------------------------------------------------------------------------------------------
Hardware Components                   $ 27,346       $ 87,559          10.45%         13.60%        -3.15%
-----------------------------------------------------------------------------------------------------------
Client Software & Licensing             13,010         25,313           4.97%          3.93%          1.04%
-----------------------------------------------------------------------------------------------------------
Distribution Fees                          422             --           0.16%            --           0.16%
-----------------------------------------------------------------------------------------------------------
Subcontractors                           3,154          7,594           1.21%          1.18%          0.03%
-----------------------------------------------------------------------------------------------------------
Misc Installation Costs                    770          1,488           0.29%          0.23%          0.06%
-----------------------------------------------------------------------------------------------------------
Installations/Travel                    18,288         51,102           6.99%          7.94%        -0.95%
-----------------------------------------------------------------------------------------------------------
Repairs                                     80          9,611           0.03%          1.49%        -1.46%
-----------------------------------------------------------------------------------------------------------
Shipping                                 9,366         53,342           3.58%          8.29%        -4.71%
-----------------------------------------------------------------------------------------------------------
Labor                                   45,743            500          17.48%          0.08%         17.40%
-----------------------------------------------------------------------------------------------------------
Total Cost of Sales                   $118,179       $236,508
-----------------------------------------------------------------------------------------------------------
Total Cost of Sales % of Revenue         45.17%         36.74%                                        8.42%
-----------------------------------------------------------------------------------------------------------

Gross Profits

We generated $143,473 in gross profits from sales for the quarter ended March 31, 2005, which was a decrease of $263,697 from the quarter ended March 31, 2004, when we generated $407,170 in gross profits. Our gross profit margin percentage decreased by 8.42% from 63.26% in the quarter ended March 31, 2004 to 54.83% in the quarter ended March 31, 2005. The decrease in gross profit is primarily attributable to the reduction in installations for the period and excess labor capacity.

Selling, General and Administrative Expenses

Total Selling, General and Administrative expenses in the quarter ended March 31, 2005 were $800,285, a decrease of 16.98% or $163,717 from the quarter ended March 31, 2004 of $964,002. The reduction in expense is primarily attributable to the reduction of staff from 29 in March 31, 2004 to 17 in the quarter ended March 31, 2005. The significant reduction in staffing resulted in a reduction of payroll expenses of $210,586 which was the largest portion of the $163,717 reduction offset by an increase in amortization of $89,949 attributed to the Deferred Charge amortization associated with the loan acquisitions costs of the convertible debt instrument. Other significant expense reductions within selling, general and administrative expenses for the quarter ended March 31, 2005 and March 31, 2004 included the following:

      o     Telephone expense of $19,065 and

      o     Travel and automobile expenses reductions of $31,208

Our interest and penalty expense increased from $26,897 in the quarter ended March 31, 2004 to $416,098 in the quarter ended March 31, 2005. This increase of $389,202 is primarily due a new non-cash category of interest expense resulting from the Beneficial Conversion Expense attributed to the AJW Convertible Notes. This new non-cash category expense is attributed to the Company's adherence to EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instrument". We recorded $302,628 of Beneficial Conversion Expense in the first quarter of 2005 as compared to the first quarter of 2004 when there was no beneficial conversion expense. Additionally, the company also incurred additional interest charges of $71,815 attributable to the new convertible debt of $3,350,000 and an additional $12,274 for the additional debt financing of $875,000 provided by Stanford.

Operating Loss

Our operating losses increased by $99,980 in comparing the quarter ended March 31, 2005 to the quarter ended March 31, 2004, which were $656,812 and $556,832 respectively. This increase in losses is primarily attributed to the significant reduction in revenue of $382,026 for the comparative periods.

Net Loss

We had a net loss of $1,072,910 for the quarter ended March 31, 2005 compared to $583,728 for the quarter ended March 31, 2004, an increase in net losses of $489,182. This increase of net losses of 83.8% is primarily attributable to the $389,000 increase in interest expense and reduction of revenue of $382,026 for the comparative periods.

Our loss per share increased to $.07 loss per share with a weighted average of 16,394,016 shares outstanding in the quarter ended March 31, 2005 as compared to $0.04 loss per share in the quarter ended March 31, 2004 with a weighted average of 13,341,930 shares outstanding.

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors, subject to any restrictions or prohibitions that may be contained in our loan or preferred stock agreements, has sole discretion to pay dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Year ended December 31, 2004 Compared to the Year Ended December 31, 2003.

Revenue

For the year ended December 31, 2004 we had revenue of $2,489,790 compared with revenue of $2,996,344 for the year ended December 31, 2003 for a decrease of 17%. Revenue is generated from software license and system installation, maintenance support and service revenues. Revenues for the years ended December 31, 2004 and December 31, 2003 are broken down as follows:

                                  2004          2003        $ Change    $ Change
                               ----------    ----------    ---------    --------
Software License & System
  Installation                 $1,923,523    $2,639,964    $(716,441)     -27%
Support & Maintenance          $  515,948    $  288,075    $ 227,874       79%
Services                       $   37,380    $   68,305    $ (30,925)     -45%
                               ----------    ----------    ---------    --------
Total Revenue                  $2,476,851    $2,996,344    $(506,554)     -17%

Software license and system installation revenue decreased $716,441 in 2004 to $1,923,523 as compared to $2,369,964 in 2003 for a decrease of 27%. The company installed 27 sites in 2004 with an average sales price of $58,000 as compared to 40 sites in 2003, with an average sales price of $60,000. The decrease in revenue in software license and system installations is primarily attributable to the following:

      o the steps we made to address our limited funding that included reductions of our sales, marketing and client consultant staffs,

      o a strategic decision to allocate resources to establish our first sales efforts through third party distributors; and

      o a loss of momentum in the late part of the second quarter and the early part of the third quarter resulting from concerns regarding closure of our pending funding that was needed to maintain operations.

Support and maintenance revenues increased $227,874 in 2004 to $515,948 as compared to $288,075 in 2003 for an increase of 79%. This increase was attributable to an increase of 29 sites under maintenance contracts from 55 at the end of 2003 to 84 at the end of 2004.

Services revenue consisting of training decreased $30,925 in 2004 to $37,380 as compared to $68,305 in 2003 for a decrease of 45%.

Given that we have continued to generate losses and are reliant on raising capital to support operations, the continued loss of momentum may cause our revenues to continue to decrease.

Cost of Sales

t 0 0 Cost of sales on a percentage of revenue basis was reduced 7.5% to 33.51% of revenue for the twelve months ended December 31, 2004 as compared to 41.06% of revenue for the twelve months ended December 31, 2003. The table below shows the Cost of Sales and percentage by category and the comparison in dollars and percentage for the twelve months ended December 31, 2004 and twelve months ended December 31, 2003. The decrease in Cost of Sales as a percentage of revenue of 7.54% is primarily attributed to corresponding percentage decreases in Hardware Components, Software and Licensing, Subcontractors and Installations/Travel, offset by percentage increases in Distribution Fees and Labor. Our cost of sales as a percentage of revenue may increase in the future as we utilize additional third party distributors.

                                         2004          2003      2004     2003
                                                                 % of     % of
Cost of Sales                           Dollars      Dollars    Revenue  Revenue  % Change
----------------------------------    ---------    -----------  -------  -------  --------
5100 - Hardware Components            $ 341,245    $   479,949   13.71%   16.02%   -2.31%
5200 - Client Software & Licensing    $  97,537    $   151,780    3.92%    5.07%   -1.15%
5300 - Distribution Fees              $  11,810    $        --    0.47%    0.00%    0.47%
5400 - Subcontractors                 $  28,987    $    79,456    1.16%    2.65%   -1.49%
5500 - Misc Installation Costs        $   5,306    $    17,527    0.21%    0.58%   -0.37%
5600 - Installations/Travel           $ 149,243    $   254,173    5.99%    8.48%   -2.49%
5700 - Shipping                       $  41,677    $    66,247    1.67%    2.21%   -0.54%
5800 - Labor                          $ 158,545    $   181,040    6.37%    6.04%    0.33%
TOTAL COST OF SALES                   $ 834,350    $ 1,230,174
-----------------------------------------------------------------------------------------
TOTAL COST OF SALES % OF REVENUE         33.51%         41.06%                     -7.54%
-----------------------------------------------------------------------------------------

Gross Profits

We generated $1,655,441 in gross profits from sales for the year ended December 31, 2004, which was a decrease of $110,729 from the year ended December 31, 2003, when we generated $1,766,170 in gross profits. Our gross profit margin percentage increased by 7.54% from 58.94% in the year ended December 31, 2003 to 66.49% in the year ended December 31, 2004. The Company's ability to increase its gross profit margin despite the reduction in revenue is due to the Company's ability to maintain prices and eliminate excess labor capacity present in 2003.

Selling, General and Administrative Expenses

Total Selling, General and Administrative expenses in the year ended December 31, 2004 were $3,878,044, a decrease of 29.64% or $1,633,998 from the year ended
December 31, 2003 of $5,512,042. The significant reduction in expense is primarily attributable to efficiencies gained through the reduction of staff from 41 in December 31, 2003 to 21 in the year ended December 31, 2004. The significant reduction in staffing resulted in a reduction of payroll expenses of $1,051,700, which was the largest portion of the $1,633,998 reduction. Other significant expense reductions within selling, general and administrative expenses for the year ended December 31, 2004 and December 31, 2003 included reductions as follows:

      o     legal expenses of $39,187,

      o     printing and reproduction expenses of $32,602

      o     travel and automobile expenses reductions of $155,127

      o     marketing expenses of $37,576.

      o     recruiting of $47,111

      o     consultant expenses of $154,835

Our interest and penalty expense increased from $512,135 in the year ended December 31, 2003 to $867,010 in the year ended December 31 2004. This increase of $354,875 is primarily due a new non-cash category of interest expense resulting from the Beneficial Conversion Expense attributed to the AJW Convertible Notes. This new non-cash category expense is attributed to the Company's adherence to EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instrument". We recorded $539,581 of Beneficial Conversion Expense in the year ended December 31, 2004 for the closing of the first three tranches of $2,350,000 of convertible debt detailed in the notes to financials. The comparative increase of $354,875 also included one time penalty charge in 2003 of $130,000 for IRS penalties.

Operating Loss

Our operating losses decreased by $1,523,268 in comparing the year ended December 31, 2004 to the year ended December 31, 2003, which were $2,222,604 and $3,745,872, respectively. This improvement in operating loss despite the significant reduction in revenues is attributable to the 7.54% increase of gross profit margins and the significant reductions of selling, general and administrative expenses of $1,633,998.

Net Loss

We had a net loss of $3,089,614 for the year ended December 31, 2004 compared to $4,258,007 for the year ended December 31, 2003, a decrease in net losses of $1,168,393. This reduction of net losses of 27.44% despite the decrease of revenue and increased interest expense is also primarily attributable to the 7.54% increase of gross profit margins and the significant reductions of selling, general and administrative expenses of $1,633,998.

Our loss per share also reduced to $.22 loss per share with a weighted average of 14,081,263 shares outstanding in the year ended December 31, 2004 as compared to $0.38 loss per share in the year ended December 31, 2003 with a weighted average of 11,304,347 shares outstanding.

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors, subject to any restrictions or prohibitions that may be contained in our loan or preferred stock agreements, has sole discretion to pay dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Liquidity and Capital Resources

Overview

As of March 31, 2005, our cash balance was $500. We had a net loss of $1,072,910 for the quarter ended March 31, 2005. We had a net operating loss of approximately $11,300,000 for the period from May 17, 2002 through March 31, 2005 to offset future taxable income. Losses incurred prior to May 17, 2002 were passed directly to the shareholders and, therefore, are not included in the loss carry-forward. There can be no assurance, however, that we will be able to take advantage of any or all tax loss carry-forwards, in future fiscal years. Our accounts receivable as of March 31, 2005 was $258,015, less allowance for doubtful accounts of $219,891, and $523,689 as of the year ended December 31, 2004, less allowances for doubtful accounts of $218,446. The reason for the decrease in accounts receivable, less doubtful accounts was due to the decrease in revenues. Accounts receivable balances represent amounts owed to us for new installations and maintenance, service, training services, software customization and additional systems components.

As of March 31, 2005, we had the following financing arrangements:

Debt Liability Summary Table
Current Debt liabilities
  IRS Payment Plan                                                           420,000
  Interest payable, stockholders (founding shareholder)                      456,566
  Notes payable, stockholders, current portion (founding shareholder)      1,195,531
                                                                           ---------
      Total Debt current liabilities                                       2,577,997
                                                                           ---------
Long-term Debt liabilities
  Notes payable, stockholders, less current portion
    (founding shareholder and Stanford)                                    1,129,600
  Note payable, convertible debt, net of
    debt issuance costs of $2,507,791                                        842,209
  IRS Payment Plan (Long term portion)                                       325,000
                                                                           ---------
     Total long term Debt liabilities                                      2,296,809
                                                                           ---------

With respect to liabilities for real property leases, the following table summarizes these obligations:

                                             Months           Balance
Location         Date         Term          Remaining        on Lease
--------         ----         ----          ---------       ----------
   NJ          8/1/2003     55 months          39           $  222,285
   VA          6/1/2004     24 months          17               44,369
   CA         11/1/2004     12 months           7                5,525
                                                            ----------
                                           Grand Total      $  272,179
                                                            ----------

Financing Needs

To date, we have not generated revenues in excess of our operating expenses. We have not been profitable since our inception, we expect to incur additional operating losses in the future and will require additional financing to continue the development and commercialization of our technology. We have incurred a net loss of approximately $1,100,000 and have negative cash flows from operations of approximately $280,000 for the quarter ended March 31, 2005, and have a working capital deficit of approximately $3,960,000 and a stockholders' deficit of approximately $4,870,000 as of March 31, 2005. These conditions raise substantial doubt about our ability to continue as a going concern. During 2005, our management will rely on raising additional capital to fund its future operations. If we are unable to generate sufficient revenues or raise sufficient additional capital, there could be a material adverse effect on the consolidated financial position, results of operations and we may be unable to continue our operations.

We entered into a third Securities Purchase Agreement with the Investors on July 15, 2005 for the sale of (i) $850,000 in callable secured convertible notes and
(ii) common stock purchase warrants to buy 1,700,000 shares of our common stock. On July 15, 2005, the Investors purchased $850,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,700,000 shares of our common stock. We received net proceeds in cash in the amount of $200,000 on July 15, 2005 and $567,500 was placed in escrow of which $100,000 shall be distributed on the 1st business day of each month. Except for the $100,000 per month we are to receive pursuant to the escrow account establish in connection with the July 2005 Securities Purchase Agreement, we currently has no further commitments for additional financing.

We expect that the funds raised in connection with the July 2005 Securities Purchase Agreement, will provide the necessary cash to support operations throughout the second quarter of 2005. Since we do not have further financing commitments and will need to raise additional funds after the second quarter of 2005, this condition raises substantial doubt about our ability to continue as a going concern.

Financings

We have entered into the following financing transactions:

Loans from Christopher J. Carey, an Executive Officer, Director and Shareholder of our company

On July 31, 2000, the Predecessor Entity entered into a line of credit with Mr. Chris Carey, our President and Chief Executive Officer and the President and Chief Executive Officer of Stronghold. The terms of the line of credit made available $1,989,500, which the Predecessor Entity could borrow from time to time, until August 1, 2001. The outstanding amounts accrued interest at the per annum rate equal to the floating base rate, as defined therein, computed daily, for the actual number of days elapsed as if each full calendar year consisted of 360 days. The first interest payment under the line of credit was due on August 1, 2001. On such date, the parties agreed to extend the line of credit for one more year, until August 1, 2002.

On April 22, 2002, the Predecessor Entity issued 500,000 shares of its common stock to Mr. Carey (which converted into 1,093,750 shares of our common stock when we acquired the Predecessor Entity on May 16, 2002) in exchange for cancellation of $1 million of outstanding indebtedness under the July 31, 2000 line of credit from Mr. Carey.

On May 16, 2002, the total amount outstanding under the July 31, 2000 line of credit with Mr. Carey was $2.2 million. On such date, we issued 666,667 shares of our common stock to Mr. Carey in exchange for the cancellation of $1 million of the then outstanding amount under the line of credit. We agreed to pay Mr. Carey the remaining $1.2 million according to the terms of a non-negotiable promissory note, which was issued on May 16, 2002.

On September 30, 2002, we renegotiated the $1,200,000 promissory note with Mr. Carey pursuant to a requirement contained in the promissory note with UnitedTrust Bank. According to the new terms of the loan, Mr. Carey extended the repayment of the principal amount until December 1, 2005. Until such time as the principal is paid, we will pay an interest only fee of 12% per year. Mr. Carey's promissory note is expressly subordinated in right of payment to the prior payment in full of all of the Company's senior indebtedness. Subject to the payment in full of all senior indebtedness, Mr. Carey is subrogated to the rights of the holders of such senior indebtedness to receive principal payments or distribution of assets. As of March 31, 2005, $359,600 was outstanding under the promissory note issued to Mr. Carey.

On September 30, 2002, we entered into a loan agreement with CC Trust Fund to borrow an amount up to $355,128. Christopher Carey Jr., Mr. Carey's son, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust. This bridge loan was for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the CC Trust Fund will be entitled to exercise 25,000 warrants at $1.50 per share. On September 30, 2003, the CC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the CC Trust Fund agreed to extend the term of their loan to June 30, 2004. On March 30, 2004, the CC Trust Fund agreed to extend the term of their loan to March 31, 2005. On May 1, 2005, the AC Trust Fund agreed to extend the term of their loan to November 1, 2005. As of December 31, 2003, $355,128 was outstanding under the CC Trust Fund loan agreement.

On September 30, 2002, we entered into a loan agreement with AC Trust Fund to borrow an amount up to $375,404. Amie Carey, Mr. Carey's daughter, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust. This bridge loan is for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the Fund will be entitled to exercise 25,000 warrants at $1.50 per share. On September 30, 2002, the AC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the AC Trust Fund agreed to extend the term of their loan to June 30, 2004. On March 30, 2004, the AC Trust Fund agreed to extend the term of their loan to March 31, 2005. On May 1, 2005, the AC Trust Fund agreed to extend the term of their loan to November 1, 2005. As of December 31, 2003, $375,404 was outstanding under the AC Trust Fund loan agreement.

On March 18, 2003, we entered into a bridge loan agreement with Christopher J. Carey, for a total of $400,000. The agreement stipulates that the Company will pay an 8% interest rate on a quarterly basis until the loan becomes due and payable on June 30, 2004. We also issued to Mr. Carey 391,754 warrants exercisable for common stock for 10 years at a price of $0.97 per share. On December 30, 2003, Christopher J. Carey agreed to extend the term of the promissory note to June 30, 2004. As of December 31, 2003, $360,000 was outstanding under this bridge loan agreement. On May 1, 2004, Christopher J. Carey agreed to extend the term of the loan to June 1, 2005.

On April 24, 2003, our President and Chief Executive Officer, Christopher J. Carey, agreed to convert outstanding loans of $543,000 to 603,333 shares of our common stock at a price of $.90 per share in conjunction with the Series B Convertible Stock Financing detailed below.

Financings from PNC Bank (Formerly United Trust Bank)

On November 1, 2001, the Predecessor Entity entered into a line of credit with UnitedTrust Bank (now PNC Bank) pursuant to which the Predecessor Entity borrowed $1.5 million. This line of credit was due to expire by its terms, and all outstanding amounts were due to be paid, on September 30, 2002. On September 30, 2002, the line of credit came due and the bank granted a three-month extension. On September 30, 2002, we converted the outstanding line of credit with UnitedTrust Bank into a $1,500,000 promissory note. Such promissory note is to be paid in 36 monthly installments, which commenced in February 2003 and is due to terminate on January 1, 2006. Interest accrues on the note at the prime rate, adjusted annually, which is the highest New York City prime rate published in The Wall Street Journal. The initial prime rate that applied to the promissory note was 4.750%.

On August 7, 2003, we entered into a modification of the loan agreement with UnitedTrust Bank, of which the principal balance was $1,291,666 at the time of closing of the modification. Pursuant to the modification agreement, UnitedTrust Bank agreed to subordinate its lien against our assets to a new lender and reduce the monthly payments from $41,666 per month principal plus accrued interest as follows: (a) from the date of closing through December 15, 2003, $10,000 per month plus accrued interest (b) from January 15, 2004 through December 15, 2004, $15,000 per month plus accrued interest, (c) from January 15, 2005 through December 15, 2005, $20,000 per month plus interest and (d) on the maturity date of January 1, 2006, a balloon payment equal to all the outstanding principal and accrued interest. We are current with our payment of $15,000 per month.

On January 9, 2004, we were served with a notice of an event of default by United Trust Bank, now PNC Bank, a successor by merger effective January 2004 with United Trust Bank, ("the Bank"), under its Loan Agreement. Pursuant to section 6.01(d) of the Loan Agreement, an Event of Default exists due to the Company's failure to pay Payroll Tax Obligations aggregating in the amount of $1,089,897 as of December 31, 2003 (including estimated penalties and interest). The Company continues to make timely scheduled payments pursuant to the terms of the loan and is in forbearance negotiations with the Bank with respect to the default. On April 1, 2004, the Company received a second Notice of Event of Default stating that the Bank had accelerated the maturity of the Loan and declared all principal, interest, and other outstanding amounts due and payable.

Because we were in default under the terms of the loan due primarily to our payroll tax default, the Bank has instituted the default rate of interest which is 5% above the "highest New York City prime rate" stated above. We have entered into an installment agreement with the United States Internal Revenue Service to pay the withholding taxes, under the terms of which we will pay $100,000 by May 31, 2004 and $35,000 each month, commencing June 28, 2004, until we have paid the withholding taxes due in full.

On April 27, 2004, PNC Bank, N.A., as successor by merger to UnitedTrust Bank filed a complaint in the Superior Court of New Jersey, Law Division, Union County (Docket No. UNN-L_001522-04) against our company and Christopher J. Carey, in his capacity as guarantor, to collect the sums outstanding under the Loan Agreement, dated as of September 30, 2002.

On July 15, 2004, we entered into a fully executed forbearance agreement with PNC Bank, N.A. We made an initial principal payment of $420,000 with the execution of the forbearance. Additionally, we are required to make four consecutive monthly installments of $50,000.00 on August 15, 2004, September 15, 2004, October 15, 2004 and November 15, 2004 followed by the remaining principal on or before December 15, 2004. Failure to adhere to this schedule may cause the suit to be reinstated and PNC Bank may resume collection of the sum under the suit.

On November 12, 2004, the Company and PNC Bank agreed upon terms of an amendment to the forbearance agreement whereby by the payment schedule will change to include interest only payments on November 15, 2004, December 15, 2004 and January 15, 2005 with the final principal payment being made on or before January 31, 2005.

We failed to make the final principal payment on or before January 31, 2005 and was subsequently put into default under the note. On March 31, 2005, we made the final scheduled payment and was released from all potential claims by PNC Bank.

Financings by Stanford Venture Capital Holdings, Inc.

On May 15, 2002, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc., referred to herein as Stanford, in which we issued to Stanford (i) such number of shares of our Series A $1.50 Convertible Preferred Stock, referred to herein as Series A Preferred Stock, that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and (ii) such number of warrants for shares of our common stock that would equal the number of shares of Series A Preferred Stock issued to Stanford. The total aggregate purchase price for the Series A Preferred Stock and warrants paid by Stanford was $3,000,000. The issuance of the Series A Preferred Stock and warrants took place on each of four separate closing dates from May 16, 2002 through and July 19, 2002, at which we issued an aggregate of 2,002,750 shares of our Series A Preferred Stock and warrants for 2,002,750 shares of our common stock to Stanford. . The warrants issued in 2002 were valued at $294,893 using the black-scholes model using the following assumptions and a stock price of $1.50:

      o     Conversion price $1.50;

      o     expected volatility of 0%;

      o     expected dividend yield rate of 0%;

      o     expected life of 5 years; and

      o a risk-free interest rate of 4.91% for the period ended June 30, 2002.

In connection with our Series B financing, as partial consideration for the funds received pursuant to the Series B financing, we agreed to decrease the exercise price to $.25. With respect to the decrease in the exercise price and the warrants being treated as a cost of the series B financing, the reduction of series A warrants was written in to the Series B preferred stock agreements as part of the negotiation. At the end of fiscal 2003, Stanford exercised the warrants for 2,002,750 shares of our common stock.

On April 24, 2003, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. for the issuance of 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock. The issuance of the Series B Preferred Stock took place on six separate closing dates beginning on May 5, 2003 through September 15, 2003. In connection with the Securities Purchase Agreement, we agreed to modify the previously issued five-year warrants to purchase 2,002,750 shares of our common stock: (i) to reduce the exercise price to $.25 per share; and (ii) to extend the expiration date through August 1, 2008. In addition, our President and Chief Executive Officer, Christopher J. Carey, agreed to convert outstanding loans of $543,000 to 603,333 shares of our common stock at a price of $.90 per share. In addition, the Company and Stanford entered into a Registration Rights Agreement, dated April 30, 2003, in which the Company agreed to register the shares of the Company's common stock issuable upon conversion of the Series A and Series B Preferred Stock with the Securities and Exchange Commission, no later than November 15, 2003. The Company and Stanford agreed to extend the date of the filing requirements of the Registration Rights Agreement to March 14, 2004. We have not yet filed a registration statement, and are in negotiations with Stanford regarding an extension of the registration filing date.

On March 3, 2004 and March 15, 2004 we received loans in the amount of $437,500 each from Stanford. We have agreed to pay Stanford an 8% annual dividend on the funds invested and to redeem the securities not later than three years from the date of funding. As of March 31, 2005 the accrued interest on the loan was $74,411. On March 7, 2005, the Company and Stanford agreed to settle the accrued interest through March 31, 2005 of $74,411 for 826,788 shares of restricted common stock. The price per share on March 7, 2005 was $.09/share.

Additionally, on March 7, 2005, the Company issued Stanford 373,212 shares as consideration for their consent to amending the agreement the Company entered into on June 18, 2004 with respect to the Callable Secured Convertible Notes Issuance (see the appropriate section below), changing the conversion price of the convertible notes to the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The original agreement had the conversion price as the lower of (i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

Private Placements with Accredited Private Investors

During August and September 2002, we entered into 9 subscription agreements with accredited private investors, as defined in Rule 501 of the Securities Act, pursuant to which we issued an aggregate of 179,333 shares of our common stock at $1.50 per share. These private investments generated total proceeds to us of $269,000.

In October 2003, the Company commenced offerings to accredited investors in private placements of up to $3,000,000 of the Company's common stock. In the period of October 2003 through January 9, 2004 the Company raised $225,000 under the terms of these private placements. The shares offered in the private placement are priced at the 5 trading day trailing average closing price of the common stock on the OTCBB, less 20%. For each share purchased in the private placements, purchasers received a warrant to purchase one half (0.5) share of common stock at 130% of the purchase price. A minimum of $25,000 was required per investor. The number shares issued under this placement total 509,559, at an average price of $0.44/share.

Warrants

On June 16, 2004, in connection with the issuance of the 12% callable secured convertible notes (the "AJW Notes")the Company issued to Stanford a warrant (the "Stanford Warrants") to purchase 2,000,000 shares of Common Stock, expiring in five years, at an exercise price of $.0001,in consideration i) agreeing to a waiver of existing registration rights that included a lock up period for one year after the effective date of a registration statement prohibiting the registration and sale of Stanford's securities and ii) agreeing as holder of Stronghold's Series A $1.50 Convertible Preferred Stock ("Series A Stock") and Series B $.90 Convertible Preferred Stock ("Series B Stock"), to waive any dilution issuances required by the Series A Stock and the Series B Stock as a result of the conversion of the AJW Notes or exercise of the Stanford Warrants into the Company's common stock. This issuance of the Stanford Warrants has been accounted for as an adjustment of capital for the waiving of the dilution protection for the Series A and Series B preferred stock. The Stanford Warrants were valued at approximately $360,000 using the Black-Scholes option pricing model including the following assumptions: exercise price of $0.0001, expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 5 years, and a risk free interest rate of 4.73%.

      To obtain funding for our ongoing operations, we entered into three Securities Purchase Agreements with the Investors. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and common stock purchase warrants issued in connection with these agreements. The following is a description of each of these financings.

June 18, 2004 Securities Purchase Agreement

      On June 18, 2004, we entered into a Securities Purchase Agreement for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 3,000,0000 shares of our common stock.

      The following closings have occurred pursuant to the June 2004 Securities Purchase Agreement:

      o on June 18, 2004, the Investors purchased $1,500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,500,000 shares of our common stock;

      o on July 27, 2004, the Investors purchased $500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 500,000 shares of our common stock;

      o on October 22, 2004, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock; and

      o On March 18, 2005, the Investors purchase $650,000 in callable secured convertible notes and received common stock purchase warrants to purchase 650,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.57 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

March 31, 2005 Securities Purchase Agreement

      We entered into a second Securities Purchase Agreement with the Investors on March 31, 2005 for the sale of $650,000 in callable secured convertible notes and common stock purchase warrants to buy 650,000 shares of our common stock.

      On March 31, 2005, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock. On May 4, 2005, the Investor purchased the remaining $300,000 in callable secured convertible notes and received common stock purchase warrants to purchase 300,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.03 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

July 15, 2005 Securities Purchase Agreement

      We entered into a third Securities Purchase Agreement with the Investors on July 15, 2005 for the sale of (i) $850,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 1,700,000 shares of our common stock.

      On July 15, 2005, the Investors purchased $850,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,700,000 shares of our common stock. We received net proceeds in cash in the amount of $200,000 on July 15, 2005 and $567,500 was placed in escrow of which $100,000 shall be distributed on the 1st business day of each month.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.07 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

      As of July 27, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.05 and, therefore, the conversion price for the secured convertible notes was $.0125. Based on this conversion price, the $4,500,000 callable secured convertible notes, excluding interest, were convertible into 360,000,000 shares of our common stock.

      The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the common stock purchase warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Financial Reporting Release No. 60, recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The notes to the consolidated financial statements include a summary of significant accounting policies and methods used in the preparation of our Consolidated Financial Statements. In addition, Financial Reporting Release No. 61 was recently released by the SEC requires all companies to include a discussion which addresses, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments. The following is a brief discussion of the more significant accounting policies and methods used by us.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the recoverability of tangible and intangible assets, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

On an on-going basis, we evaluate our estimates. The most significant estimates relate to our recognition of revenue and the capitalization of our software development.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue Recognition Policy

Revenue is recognized under the guidelines of SFAS No. 48 "Revenue Recognition When Right of Return Exists" and has a four step process that must be met prior to the recording of revenue. The steps consist of the following: signing of sales contract, installation of hardware, completion of the training period and a signed contract from the customer stating they accept the product for the sixty-day trial period. Payment is due upon the completion of the trial period. The sales revenue and cost of sales reported in the consolidated statements of operations is reduced to reflect estimated returns. Service revenue is recognized when earned. All sales agreements with clients do not require significant production, modification, or customization of software, additionally all the functionality of the product is made available upon delivery, therefore the Company recognizes revenue in accordance with Paragraph 8 of 97-2 when:

1) Persuasive evidence of an arrangement exists as evidenced by a signed contract,

2) Delivery has occurred, please note that Stronghold does not recognize revenue prior to delivery,

3) The price of Stronghold's system is fixed and determinable as evidence by the contract, and

4) Collectability is highly probable.

Revenue related to the sale of products is comprised of one-time charges to dealership customers for hardware (including server, wireless infrastructure, desktop PCs, printers, interior/exterior access points/antennas and handheld devices), software licensing fees and installation/training services. Stronghold charges DealerAdvance Sales Solution(TM) dealers for all costs associated with installation. The most significant variable in pricing is the number of handheld devices purchased. Stronghold has not determined pricing forDealerAdvance Service Solution(TM).

Once DealerAdvance Sales Solution(TM) is installed, Stronghold provides hardware and software maintenance services for a yearly fee equal to approximately 10% of the one-time implementation fees. All dealerships are required to purchase maintenance with installations and pay maintenance fees on a monthly basis. Stronghold provides our customers with services, including software and report customization, business and operations consulting, and sales training services on an as needed basis and typically are charged on a time and expenses basis.

Stronghold offers all new customers a sixty-day performance trial period during which time performance targets are set. Stronghold installs the system and agrees to remove the system at no charge if the performance targets are not met. If performance is met, a large portion of the dealerships enter into a third party lease generally with lessors introduced by us. We have entered into a number of relationships with leasing companies in which the leasing company finances the implementation fees for the dealership in a direct contractual relationship with the dealership. The lease is based solely on the creditworthiness of the dealership without recourse to us. The leasing company receives an invoice from us, and remits funds upon acceptance by the dealership. We receive all funds as invoiced, with interest costs passed to the dealership. These leases typically run 36 months in duration, during which time we contract for service and maintenance services. Stronghold charges separately for future software customization after the initial installation, for additional training, and for additions to the base system (e.g., more handheld devices for additional sales people). Depending upon the dealership arrangement, the support and maintenance contracts are either billed monthly and recorded as revenue monthly, or are recorded up front to unearned maintenance fees at the present value of the 36-month revenue stream and amortized monthly to revenue over the life of the agreement.

Deferred Revenue

Deferred revenue is recorded as a liability when we receive the three year maintenance contact in an a one-time advance payment. We then recognize the revenue from the maintenance portion of the contract on a pro rata basis over 36 months as the service is delivered.

Software Development Capitalization Policy

Software development costs, including significant product enhancements incurred subsequent to establishing technological feasibility in the process of software production, are capitalized according to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Costs incurred prior to the establishment of technological feasibility are charged to research and development expenses. For the quarter ended March 31, 2005, we capitalized $65,955 of development costs in developing enhanced functionality of our DealerAdvance(TM) products. This compares with $134,326 for the quarter ended March 31, 2004. We capitalized a total of $407,505 of development costs for the twelve month period ended December 31, 2004.

                                    BUSINESS

Our History

      We were incorporated as a Nevada corporation on September 8, 2000, under the name TDT Development, Inc. On May 16, 2002, we acquired Stronghold Technologies, Inc., a New Jersey corporation, referred to herein as our "Predecessor Entity", pursuant to a merger of Stronghold Technologies into our wholly-owned subsidiary, TDT Stronghold Acquisition Corp., referred to herein as "Acquisition Sub". Our company, formerly TDT Development, Inc., was a reporting entity at the time. Its principals were Pietro Bortolatti, President, CEO and Chairman, Tiziana DiRocco, Vice-President and Director of European Operations and David Rector, Director. The merger was an arms length transactions and none of the parties had a prior existing relationship. As consideration for the merger, we issued 7,000,000 shares of our common stock valued at $.75 per share to the stockholders of the Predecessor Entity in exchange for all of the issued and outstanding shares of the Predecessor Entity. No fairness opinion was issued in connection with this merger. Following the merger, Acquisition Sub, the survivor of the merger, changed its name to Stronghold Technologies, Inc. (NJ) and remains our only wholly-owned subsidiary. We approved the transaction as the sole shareholder of the Acquisition Sub as did the shareholders of the Predecessor Entity.

      On July 11, 2002, we changed our name from TDT Development, Inc. to Stronghold Technologies, Inc. (NV). On July 19, 2002, we exchanged all of the shares that we held in our two other wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., which conducted an import and distribution business specializing in truffle-based food product, for 75,000 shares of our common stock held by Mr. Pietro Bortolatti, our former president.

      Our principal executive offices are located at 106 Allen Road, Basking Ridge, NJ 07920. Our telephone number at that location is 908-903-1195 and our Internet address is www.strongholdtech.com.

Overview of our Handheld Technology Business

      On May 16, 2002, we entered the handheld wireless technology business via our acquisition by merger of the Predecessor Entity. The Predecessor Entity was founded on August 1, 2000 by Christopher J. Carey, our current Chief Executive Officer and President, and Lenard J. Berger, Chief Technology Officer and Salvatore F. D'Ambra, Vice President, Product Development, of our wholly-owned subsidiary. This founding group has substantial expertise in systems design, software development, wireless technologies and automotive dealer software applications. The Predecessor Entity was founded to develop proprietary handheld wireless technology for the automotive dealer software market. Since the merger of the Predecessor Entity into our subsidiary, we continue to conduct the Predecessor Entity's handheld wireless technology business.

      We are engaged in the business of selling, marketing and installing an Intel based server that, together with wireless handheld PDA's, manages the auto dealer-client relationship. Our DealerAdvance(TM) suite of Customer Relationship Management ("CRM") software, has been designed to assist auto dealerships in collecting cliental contact information, following up on sales prospects and aiding dealership sales person in finalizing the sale of its automobiles. We are in various stages of development of complimentary CRM systems for our handheld devices, including the DealerAdvance Service Solution(TM), which is designed to manage dealer service operations, customer information and vehicle inventory. We are designing our products to be functionally equivalent to the devices used by automobile rental agencies in which automobile return and checkout is automated using scanning and other point of sale technology.

Description of Products

      Most auto dealerships rely on a paper based process to capture its prospects and track their progress to purchasing a vehicle. This paper process is difficult to manage due to high turnover and skills of the typical sales force. Management does not have the tools to determine how many opportunities have been generated and if they are receiving follow up after leaving the dealership. DealerAdvance prompts the salesperson to capture more information about each prospect and advises them of the appropriate follow up. When a customer is ready to purchase a vehicle, the system aids the dealership in completing the sales through features such as forms printing. Management is able to view dealership traffic in real-time, by salesperson, and can easily pinpoint deficiencies in the capture and follow up process. The DealerAdvance Sales Solution(TM) has been designed to allow sales associates of our customers to maintain on the handheld units a personal calendar and instructions on follow-up tasks. Sales associates, using the handheld units, collect customer contact information and other data relevant to the customer's automotive needs.

      We install an Intel based server in a dealership site. The server holds all of the customer data and connects to other services used by the dealership. These services include the legacy IT system used by the dealer (known as the Dealer Management System), Internet based services such as Internet Customer leads, telephony management services, and customer address lookup services. We provide an administrative workstation which includes a driver license scanning station, a printer for negotiation and purchase forms, letters and reports, and wireless handheld PDA's for each of the sales people. The company installs a wireless antennae network (Wi-Fi) with communications coverage of the building and most of the car lot. The DealerAdvance client application is installed, on the handhelds, on the administrative workstation and on the existing workstations in the sales department.

      The DealerAdvance Sales Solution(TM) provides certain advantages to automobile dealerships, including:

            o     convenient use associated with handheld mobile communications;

            o access to competitive and proprietary industry information from a variety of sources, such as convenient access to vehicle identification numbers, drivers license numbers and reverse telephone number information which provides home and business addresses;

            o employee access to sales contracts as well as access to sales and performance reports; and

            o allows integration with existing automotive dealer accounting and business systems such as ADP and Reynolds and Reynolds.

      The DealerAdvance Sales Solution(TM) has been designed to be a comprehensive CRM system implemented through the use of a wireless handheld device connected to a server that distributes the functional applications to the units. Sales associates can also maintain on the handheld units a personal calendar and instructions on follow-up tasks. Sales associates, using the handheld units, collect customer contact information and other data relevant to the customer's automotive needs. The handheld, using the DealerAdvance Sales Solution technology aids automobile dealerships in making sales transactions quicker and more efficient.

      The DealerAdvance Sales Solution(TM) offers features that aid in automobile sales and service such as:

            o     enabling a high sales capture rate on walk-in customers;

            o     streamlining and simplifying sales and follow-up processes;

            o providing current and comprehensive information and data for new and used car inventory, including information regarding competing products, and customer history with the dealership;

            o providing performance data and analysis on each member of a sales team; and

            o providing management with valuable and relevant transaction information on a real-time basis.

      A user can enter data via the DealerAdvance application running on any desktop or handheld units. Data can be entered into the system typed by the user, through drivers license scanning, or via a DealerAdvance Import tool. Data entered by the user is transmitted to the server in real time.

      The system contains a "rules" engine which is triggered at different points in the sales process. The rules engine updates the activities scheduled for each customer based on business rules defined by the dealer. For example, when a new customer is entered by a user, the system will schedule a letter to be sent to the customer and a follow up phone call for the next day. If that same customer buys a vehicle, the system will remove the letter and follow up call and replace it with activities appropriate for follow up.

      Users also have the ability to manually schedule activities with a customer. All activities are displayed on the user's workplan in chronological order. The user may select any activity, view the details of the activity and customer information and complete the activity.

      The system will prompt the user to schedule additional activities when completing follow up with a customer. For example, if the user completes a follow up call the system will prompt the user to set an appointment. The user can enter a date and time for the appointment, schedule an additional follow up call or indicate that no additional activities are required at this time.

      The system offers a variety of reports to management to show the volume of traffic at the dealership and if those prospects are receiving follow up in a timely fashion.

      The DealerAdvance Suite includes Master Server Software, which manages all customer data and access to third party services. One copy of server software is required for each dealership. DealerAdvance Desktop Application, which used to access customer data, present workplans, reports and logs, scan drivers licenses, and manage user access to the system. This application must be installed on each desktop in the dealership. Dealership receives a license to install an unlimited number of desktops associated with a particular Dealeradvance Server. DealerAdvance Handheld Application, which is used to access customer data, present workplans, product comparison, available inventory. Each dealership must purchase a license of this application for each handheld in use at the dealership.

      The system has the following features:

            o Prospect capture and profiling, which allows the user to input the required information, reverse phone lookup, duplicate record checking, electronic guest sheet and capture signatures electronically for credit card processing.

            o The system tracks compliance with National Registry and Dealership specific DNC list. Customers marked "DNC" have phone number hidden to avoid accidental calling. In addition, the dealer can print a report to insure compliance.

            o     The system can scan and authenticate driver licenses.

            o     Provides a call management system for follow ups.

            o Provides daily workplan and appointment scheduling which appointments and calls for salespeople.

            o Generate prospect reports, scoreboard, appointment calendar and activity reports sorted by salesperson.

            o Receive leads from all internet lead sources and manage follow up from DA. Features include: route leads to a specific user based on lead source, auto responders, templates, customers using multiple lead sources, lead protection.

      DEALERADVANCE is compatiable with and works with:

            o     Intel Based Server running Red Hat Linux

            o Wireless Network Access Points (802.11 - WiFi). We supply a model made by Vivato but any 802.11b compliant Access Point will work.

            o     Windows 98, 2000, XP.

            o     Magnetic Stripe Reader or 2D Bar Code Scanner.

      We primarily use commercially available off the shelf products primarily purchased from Dell and Compaq. All these products are typically available on demand within reasonable ordering and receipt cycles that range from one to ten days.

      We installed Version 1.0 of the DealerAdvance Sales Solution(TM) in six pilot dealerships during 2001 in New Jersey, California and Connecticut. The initial release contained the ability to capture and display information about a prospective customer, search the dealership inventory, display competitive product information, a financial calculator, and paging functionality from a wireless handheld. Drivers license scanning, from a desktop station, was introduced for the State of California. Stronghold introduced Version 2.0 of DealerAdvance Sales Solution(TM) at all of its sites by the end of September 2001. Version 2.0 offered an electronic desk log, email and internet access from the handheld, printing of correspondence (forms letters) , a reporting engine, the printing of sales forms, and the ability to import prospect records from 3rd party sources.

      We introduced Version 3.0 of our software and installed another 3 dealership sites in the quarter ended March 31, 2002, adding customers in New York. Version 3.0 introduced the CRM rules engine, which allowed the system to automatically schedule and manage customer follow up activities for salespeople based on rules established by the dealership management. Other features included DMS deal creation (allowing a user to pass information from DealerAdvance to the DMS), management reporting, and the expansion of drivers license scanning to include 39 states (through a partnership with Intellicheck).

      In the quarter ended June 30, 2002, through our wholly owned subsidiary, we installed another 7 sites, adding customers in Arizona, Southern California and South Carolina and introduced Version 3.1 of its software to improve the communication protocol between the handheld and the DealerAdvance Server. In the quarter ended September 30, 2002, through our wholly owned subsidiary, we implemented another 10 sites, adding customers in Virginia, Florida, South Carolina and Central California. In the fourth quarter ending December 31, 2002, through our wholly owned subsidiary, we installed an additional 13 dealerships, adding customers in Texas, Indiana and Michigan. Overall, in 2002, through our wholly owned subsidiary, we installed DealerAdvance Sales Solution(tm), in a total of 33 dealerships sites representing Toyota, Honda, Ford, Chevrolet, Nissan, Volkswagen, Buick, Pontiac, Cadillac, Chrysler, Dodge, Kia and Hyundai.

      In the first quarter of 2003, we installed in 11 dealerships and released Version 3.2. New features included reverse phone lookup (via partnership with Axicom), searches for duplicate customer records, wireless PDA trade appraisal, electronic buyers order, nightly download of sold customers from the DMS, and customer search. Additional functionality was added to the rules engine, forms printing, management functions were added to the PDA, 3rd party data imports, and customer tracking. In the quarter ended June 30, 2003, we installed another 11 systems in 9 dealerships in California, Nevada, Indiana, Washington, Ohio, and Michigan. We implemented our goal to expand our direct sales network and operational support personnel for coverage of 14 major cities from nine at the end of 2002. Additionally, in the second quarter we realigned our sales force into geographic markets and hired several experienced industry veterans as regional business development managers.

      We plan to utilize our direct sales force to market the DealerAdvance Sales Solution(tm) on a national basis. We have established a strong presence in most regions of the United States, and are continuing to add business development and operations offices pursuant to an organized growth plan. As of December 31, 2003, we had employees in Northern New Jersey, San Francisco, Washington, DC, Atlanta, Los Angeles, Phoenix, Miami, Seattle, Cleveland, and Dallas.

      Version 3.3, released in August 2003 introduced the concept of a work-plan, which assists the user in prioritizing follow up for prospective customers. The work-plan generates a simple daily "to-do" list for each salesperson, which can be viewed and updated on the handheld. Version 3.3 also introduced the concept of "prompted follow up" to guide the salesperson through best of breed follow up processes. The salesperson is prompted to indicate the action taken to complete an activity and to enter a next activity for the customer with the goal of scheduling a next activity for a prospective customer until they either purchase a vehicle or indicate they are no longer in the market.

      As of December 31, 2003, a total of 70 dealers were using the DealerAdvance Sales Solution(tm), of which approximately 40 had reached or exceeded the 60-day performance period generally associated with installation. In January 2004 we installed systems in 2 dealerships in Oregon.

      Version 3.4 released in January 2004 introduced integration with WhosCalling and Call Bright, the two leading providers of phone call management services. The dealer is assigned several toll free numbers to place in a specific advertising outlet (newspaper, tv, radio, etc). When the customer dials the toll free number, the call management service identifies the callers information (name, address, demographics) and records the call. The call information and a link to the call recording is passed by the call management service to DealerAdvance. Version 3.4 introduced the ability to receive Internet leads in DealerAdvance. An Internet Manager can view leads and follow up via email with prospective customers that view the dealer's web site or are passed by 3rd party lead providers. Through a subscription service, in Version 3.4, the dealer can maintain their compliance with the National Do Not Call Regulations managed by the FTC. DealerAdvance will automatically determine which customers are safe to call based on the "established business relationship" rules defined in the regulations. The system can produce the documentation required to demonstrate compliance.

      We generally grant a 60-day performance guarantee period for each new installation. If performance goals are met, the contracts become noncancellable for their terms, usually 36 months. As of December 30, 2003, a total of 69 dealers were using the DealerAdvance Sales Solution(TM), of which approximately 55 had reached or exceeded the 60-day performance period. In the year ended December 31, 2003, approximately 7 dealers cancelled after the 60-day performance guarantee period.

New Product Developments

      We have identified five major prospect and customer sources within an auto dealership that can be leveraged for revenue and profit:

            o     walk in showroom traffic,

            o     call-in prospects,

            o     internet based leads,

            o     the existing owner base of customers and

            o     service prospects.

      The vision for DealerAdvance(TM) is to provide a single solution to attack all of these groups to increase profitability and improve customer service in the dealership. DealerAdvance(TM) provides information captured from prospects, and provides automobile dealerships with the ability to manage prospects and customers through a disciplined follow-up process.

      The development plan includes the addition of the following applications and functions:

      o With Version 3.4 introduced in January 2004, we introduced a Call Management application that is expected to allow dealerships to automatically capture and track prospects that contact the dealership via phone. This new program allows salespeople to retrieve customer information while talking to the customer and to conduct a needs analysis for handling prospect phone calls. The Call Management application automatically generates management logs and reports designed to identify sales associates that need phone skills training. In addition, we have partnered with the two leading Call Management Systems providers, Call Bright and Who's Calling, who provide 800 number and web based system forwarding functions to DealerAdvance(TM). We have created a software to poll the web sites for incoming caller ID and provide prospect assignment, and comparative analysis relating to follow up activities. This application is expected to significantly increase the conversion of call-in prospects to customers.

      o In Version 3.4 we expanded our offerings to include an initial application for Internet Lead Management. Most dealerships secure Internet leads through multiple sources including their own web site, manufacturers' forwarded leads, and subscription services including Autobytel and others. These lead sources are received through DealerAdvance(TM), which processes a quick response via email, and then passes qualified leads to sales associates for phone follow-up leading to appointment setting. We plan several enhancements to this application.

      o In January 2004, we also introduced an application that lessens potential violations of the 2003 federal Do Not Call regulations. Our system automatically and regularly compares the prospect and customers within the system to the Do Not Call registry data base. The application also allows the dealership personnel to log prospect and customer requests not to be contacted. The system deletes from the database telephone numbers that match numbers in the Do Not Call database.

      o In February 2004, we introduced Services Marketing. Services Marketing is offered in partnership with Market One, LLC. Through Market One, we offer services in database marketing, data warehousing, predictive modeling, marketing consulting, campaign fulfillment, direct mail, telemarketing and surveys, and Internet communications services. During 2004, we intend to combine the Services Marketing application from Market One with follow-up and reporting capabilities within DealerAdvance(TM), to provide activities reporting for increasing repeat sales to dealership customers.

      o In the third quarter of 2005, we plan to introduce online consumer credit reporting to our customers through an ASP web hosted model integrated to inquiries from DealerAdvance(TM). The service accesses credit reports from Experian, Equifax and Transunion.

      o DealerAdvance(TM) Service Solution, a handheld wireless tablet for service advisors in a dealership is under development. This system is designed to improve customer service and reduced vehicle check in time by allowing dealer representatives to scan a vehicle identification number from the windshield or door. DealerAdvance(TM) Service Solution also is designed to provide instant client and vehicle history including warrantee and service advice, all to the service technicians' wireless tablet. We expect this product will add premium-pricing to increase repair order revenue and to add service marketing through the DealerAdvance CRM application. We intend to complete the DealerAdvance(TM) Service Solution through the acquisition of the required technology to finalize this product. If we are unable to obtain this technology at a reasonable cost, then we may not be able to complete the DealerAdvance(TM) Service Solution. At the present time we are not in negotiations with any party to acquire this technology.

Our Revenues

      Our revenues are primarily received from system installation, software licenses and system maintenance. The approximate average selling package price of the system and installation also is $70,000. Additional revenues are derived from 36 month system maintenance agreements that have a monthly fee of $850 per month and a total contract value of $30,600. The revenues derived from these categories are summarized below:

      o Software License Revenues: This represents the software license portion of the Dealer Advance Service Solution purchased by our customers. The software and intellectual property of Dealer Advance has been developed and is owned by us. The average upfront license cost to the customer is approximately $35,000.

      o System Installation Revenues: This represents the installation and hardware portion of the Dealer Advance Service Solution. All project management during the installation is performed by us. The installation and hardware portions include cable wiring subcontracting services and off the shelf hardware and handheld computers ("PDA"s). The average upfront installation cost to the customer is approximately $35,000.

      o Monthly Recurring Maintenance Revenue: This represents the maintenance and support contract for the Dealer Advance Service Solution that the customer executes with the system installation. The typical maintenance contract is for 36 months and is $850.00 per month. The average total 36 month maintenance portion of the contact is $30,600. In our three year operating history, approximately 50% of all our customers have prepaid the maintenance fees through a third party leasing finance company. These prepaid maintenance fees have provided additional cash flow to us and have generated a deferred revenue liability on or balance sheet.

      The average gross profit and cost of sales for the revenues associated with software licenses and systems installation are summarized in the following table:

Average Gross Profit per Installation

Software License Revenue                           $35,000
System Installation Revenue                        $35,000
---------------------------                        -------
Gross Revenue per Installation:                    $70,000

Gross Profit                                       GP $        GP %
                                                   ----        ----
Software License Revenue                           $31,500     90%
System Installation Revenue                        $12,600     36%
---------------------------
Gross Revenue per Installation:                    $44,100     63%

Cost of Sales
Software License Revenue                            $3,500     10%
System Installation Revenue                        $22,400     64%
---------------------------
Gross Revenue per Installation:                    $25,900     37%

      Cost of sales for software licensing with the installation are minimal and are estimated at 10% of revenue for reproduction, minor customer specific configurations and the setup cost of interface with the customers' DMS. Cost of sales for the system installation includes direct labor and travel, subcontractors and third party hardware. The average gross profit and cost of sales for the revenues from recurring maintenance of software is approximately $850.00 per system which includes Auto Research (approximately $27.5), Driver License data (approximately $12.50), Legacy System Interface (approximately $161.00), CDI integration (approximately $ 54.00), with total cost of sales of $255.00, gross profit of $595.00 or 70%.

General and Administrative Operating Expenses

      Our general operating expenses are primarily comprised of:

      o     Marketing and Selling;

      o     General and Administrative; and

      o     Development & Operations.

      Our marketing and selling expenses include all labor, sales commissions and non-labor expenses of selling and marketing of our products and services. These include the salaries of two Vice Presidents of Sales and the Business Development Manager ("BDM") staff. The sales commission plan compensates the sales force at the rate of 6% and is broken down in the following table:

            BDM per contract                             3.5%
            Regional VP                                  1.5%
            Management Override                          1.0%
                                                        -----
                                                        6.00%

      Our general and administrative expenses include expenses for all facilities, insurance, benefits, telecommunications, legal and auditing expenses are included as well as the executive management group wage expense.

      Our development & operations expenses include the expenses for the Client Consultant group which advises and supports the installations of our Dealer Advance(TM) clients.

Research and Development

      Since our inception in September 2000, we have spent approximately $3,612,685 on research and development activities. While we have been successful in meeting planned goals in the development and introduction of DealerAdvance Sales Solution(TM), there can be no assurance that our research and development efforts will be successful with respect to additional products, or if successful, that we will be able to successfully commercially exploit such additional products.

Competition Related to Handheld Technology Business

      We do not believe that we have direct competition for our handheld product. However, we expect competitors in the wireless handheld solutions market in the future. We compete with the traditional CRM providers and the emerging new CRM providers in the retail automotive dealer software market.

      Some of our potential competitors include:

      o Automotive Directions, a division of ADP Dealer Services, and a provider of PC-based customer relationship management systems as well as marketing research and consulting services;

      o Higher Gear, a provider of client server based front-end sales and customer relationship management software which serves the retail automotive industry exclusively;

      o Autobase, a provider of PC based front-end software which serves the retail automotive industry exclusively;

      o Cowboy Corporation, recently acquired by Cobalt Corporation, and a provider of ASP sales prospect management systems and customer relationship management systems which services the retail automotive industry exclusively; and

      o Autotown, a provider of PC and web-based front-end sales systems, which services the retail automotive industry exclusively.

      We believe that our proprietary technology is unique and, therefore, places us at a competitive advantage in the industry. However, there can be no assurance that our competitors will not develop a similar product with properties superior to our own or at greater cost-effectiveness.

Marketing and Sales

      We have identified a target market of approximately 12,000 automobile dealerships in the United States that meet the base criteria for our system. More specifically, we target a primary market of 6,500 dealerships that sell a minimum of 75 new and used cars each month and do not currently have CRM systems. Generally, our target market consists of midline dealerships, including brands such as Chevrolet, Ford, Nissan, Volkswagen, Toyota, Honda, Buick, Pontiac, GMC Trucks, Chrysler and Dodge. The reason for this is that midline dealers typically have high prospect and customer traffic, which makes for large untapped prospect opportunities that the client can leverage through the follow-up process from DealerAdvance. In addition, these dealers often have not made significant investments in sales automation and in Customer Relationship Management systems.

      We further qualify our market as dealerships with over $15 million in annual revenue. Obviously, a larger dealership has more traffic, more customer transactions, more sales people, and can more easily justify the investment. Finally, we limit our market to dealerships in those parts of the country where it has sales and support coverage.

      We have both a direct and athird party distribution strategy. Our direct distribution strategy consists of a four person direct sales force selling in California, Oregon, Nevada, Washington, Georgia, North Carolina, South Carolina, Virginia, Delaware, Maryland, New Jersey, and Florida. In connection with our third party distribution strategy, we presently have distribution agreements with various third parties with sales people covering Texas, Oklahoma, Louisiana, Arkansas, New Mexico, Arizona, Illinois, Indiana, Michigan, Wisconsin, Missouri, Minnesota, Kentucky, New York, Connecticut, Massachusetts, and Rhode Island. We established our third party distribution system in order to more effectively reach a larger portion of our market while eliminating expenses associated with the expansion of a traditional internal sales team. Our third party distribution system includes a network of 3 distributors which we have engaged to sell our products to automobile dealerships. In order to establish our third party distribution system, it was necessary to enter into agreements with each of our agents as well as train them to utilize our products with hands on education seminary and the provision of training guides.

      With these partners in place, and in conjunction with our direct sales force, we are covering 29 states.

Our Intellectual Property

      We have a trademark for "DealerAdvance(TM)" and have one patent application pending covering the system for management of information flow in automotive dealerships using handheld technology. The patent application is currently being reviewed by the United States Patent and Trademark Office. We may face unexpected competition from various sources if our patent is denied however we do not believe this will have a material impact on our business.

Summary of Discontinued Truffle Business Operations

      From our inception on September 8, 2000, through July 19, 2002, we imported, marketed and distributed specialized truffle-based food products, including fresh truffles, truffle oils, truffle pates, truffle creams and truffle butter, through our former wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc. Our target market included retailers such as restaurants, specialty food stores, delicatessens and supermarkets. We imported products directly from Italian producers and marketed our products in the specialty food industry primarily in Florida, South Carolina, North Carolina and California, and also earned commissions on sales made in Belgium, Holland and Germany. On July 19, 2002, we exchanged all of the shares that we held in our wholly-owned subsidiaries for 75,000 shares of our Common Stock held by Mr. Pietro Bortolatti, our former president. As a result of our transfer of our interest in the truffle business to Mr. Bortolatti him, we are no longer involved in the truffle business. The sale of these subsidiaries was part of our effort to focus on the handheld technology business.

EMPLOYEES

      As of July 27, 2005, we had a total of 21 full-time employees, of which 9 are dedicated to marketing and sales and regional customer support. As of December 31, 2004, we had 5 employees in 5 California, 1 in Florida, 1 in Georgia, 2 in North Carolina, 5 in New Jersey, 1 in Texas, 5 in Virginia and 1 in Washington state.

      We have no collective bargaining arrangements with our employees. We believe that our relationship with our employees is good.

DESCRIPTION OF PROPERTIES

We do not currently own any real property. We lease a 2,400 square foot development facility in Sterling, Virginia, which is staffed with 6 development and field support personnel. The lease for the Sterling, Virginia facility expires on June 1, 2006. We also operate and lease business development and operations offices in Basking Ridge, New Jersey, and Lafayette, California. The lease for the Basking Ridge, New Jersey facility expires on February 28, 2008 and the lease for the Lafayette, California facility expires on November 1, 2005. We carry insurance for each of these properties. These facilities are suitable for our current operations.

We are obligated under these leases through August 2007. In addition to the base rent, one lease requires us to pay a proportionate share of operating costs and other expenses.

Future aggregate minimum annual rent payments under these leases are approximately as follows:

Year ended December 31,

            2005                    115,000
            2006                     90,000
            2007                     81,000
            2008                     14,000
                                   --------
            Total                   300,000
                                   ========

      Rent expenses were approximately $182,000 for the year ended December 31, 2004.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      On April 27, 2004, PNC Bank, N.A., as successor by merger to UnitedTrust Bank filed a complaint in the Superior Court of New Jersey, Law Division, Union County (Docket No. UNN-L_001522-04) against our company and Christopher J. Carey, in his capacity as guarantor, to collect the sums outstanding under the Loan Agreement, dated as of September 30, 2002. On July 15, 2004, we entered into a fully executed forbearance agreement with PNC Bank, N.A. whereby PNC agreed to delay the pursuit of its lawsuit in exchange of scheduled payments. We made an initial principal payment of $420,000 with the execution of the forbearance as well as payments of $50,000 on August 15, 2004, September 15, 2004 and October 15, 2004. We made the final scheduled payment of $601,000, on March 31, 2005.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of December 31, 2003 are as follows:

         Name              Age                     Position(s)
--------------------------------------------------------------------------------
Christopher J. Carey...     51   President, Chief Executive Officer and Director

Lenard Berger..........     34   Chief Technology Officer and Vice President

The business address for each executive officer and director is 106 Allen Road, Basking Ridge, NJ 07920.

Christopher J. Carey has served as our President and Chief Executive Officer since May 2002. Mr. Carey is also the founder, President and Chief Executive Officer of Stronghold, our wholly-owned subsidiary. Since founding Stronghold in 2000, Mr. Carey has set the strategic direction and corporate vision for Stronghold, drawing on over 25 years of experience building technology-focused businesses. From 1976 until 1996, Mr. Carey was President and Chief Executive Officer of Datatec Industries, Inc., which specialized in the rapid deployment of network and computing systems. After negotiating a merger with Glasgal Communications in 1996, Mr. Carey became President of Datatec Systems, Inc., the combined entity until May 2002. Mr. Carey is currently a member of Board of Trustees of The Albert Dorman Honors College, New Jersey Institute of Technology, and a past Chairman of the New Jersey Chapter of the Young President's Organization.

Lenard Berger has served as our Chief Technology Officer and Vice President since May 2002. Mr. Berger is also the Chief Technology Officer and Vice President of our company. Prior to the founding of our predecessor entity in 2000, Mr. Berger was the President of eBNetworks, a division of Computer Horizons, Inc. From 1990 until 1999, Mr. Berger was the Vice President of RPM Consulting, Inc.

Executive Officers

Christopher J. Carey had employment contracts with our company, which expired. The remaining officers serve at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Board Committees

      Christopher Carey, our sole director, also acts as the audit, compensation and governance/nominating committee.

Code of Ethics

      Because we are an early-development stage company with limited resources, we have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

Director Compensation

      We have granted an initial one-time option grant to purchase 40,000 shares of common stock to each non-employee board member upon election to our board of directors. This one-time grant was awarded to the current non-employee board members on October 7, 2003. The options will vest 50% on each of the first and second anniversaries of the date of grant. The option is exercisable at $.60 per share. In addition, each non-employee director will be granted, on an annual basis, an option to purchase 30,000 shares of our common stock, which will vest 50% on each of the first and second anniversaries of the date of grant. These options were granted in November 2004 and have an exercise price of $.25. All stock options granted to members of our board of directors will have exercise prices equal to the fair market value of the Common Stock on the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees.

                             EXECUTIVE COMPENSATION

      The following table sets forth executive compensation for fiscal years ended December 31, 2003, 2002 and 2001. We have not paid any salaries or bonuses to any of our officers from our inception through the date hereof. All of our executive officers also serve as officers of and are paid by our operating subsidiary. The following table shows compensation paid during the fiscal years ended December 31, 2002 and 2001 by our wholly owned subsidiary to our former president and other former executive officers. The table also provides information regarding executive compensation for our wholly owned subsidiary's current president and three other most highly compensated executive officers. We refer to all of these officers collectively as our "named executive officers."

                           Summary Compensation Table

The following table sets forth executive compensation for fiscal years ended December 31, 2004, 2003 and 2002. We have not paid any salaries or bonuses to any of our officers from our inception through the date hereof. All of our executive officers also serve as officers of and are paid by our operating subsidiary. The following table shows compensation paid during the fiscal years ended December 31, 2002 and 2001 by our wholly owned subsidiary to our former president and other former executive officers. The table also provides information regarding executive compensation for our wholly owned subsidiary's current president and three other most highly compensated executive officers. We refer to all of these officers collectively as our "named executive officers."

                                                                                   Other Annual         All Other
Name and Principal Position                    Year       Salary        Bonus      Compensation       Compensation
------------------------------------------     ----      --------      -------     ------------       ------------
Former Officers and Directors
------------------------------------------
Pietro Bortolatti                              2003         --           --             --                 --
   President, Chief Executive Officer and
   Chairman of the Board
                                               2002         --           --           20,500(1)            --

Tiziana DiRocco                                2003         --           --             --                 --
   Vice President Director of                  2002         --           --             --                 --
   European Operations

Robert Nawy(8)                                 2004      182,250         --             --               6,000
    Chief Financial Officer                    2003       82,967         --             --               2,398
                                               2002         --           --             --                 --

Current Officers(3)
------------------------------------------
Christopher J. Carey(4)                        2004      300,000         --            9,600               --
   President, Chief Executive Officer and      2003      300,000         --            9,600               --
   And chairman of the Board                   2002      264,000         --            9,601               --

Lenard Berger(5)                               2004      175,000         --            7,200               --
   Vice President and Chief Technology         2003      175,000       29,963          7,200               --
   Officer                                     2002      160,416       50,583          7,100               --

Salvatore D'Ambra(6)                           2004         --           --              --                --
   Vice President - Development                2003      134,375       27,135          5,912               --
                                               2002      121,397        8,000          6,600               --

(1) Commissions of sales from Terre Di Toscana, Inc., and Terres Toscanas, Inc.

(2) Includes consulting service fees paid to the David Stephen Group, of which David Rector, our former director, is a principal.

(3) On May 16, 2002, our wholly-owned subsidiary merged with a New Jersey corporation, Stronghold Technologies, Inc. Our wholly-owned subsidiary survived and changed its name to Stronghold Technologies, Inc.

(4) Christopher J. Carey became our President and Chief Executive Officer on May 16, 2002, following the merger. Mr. Carey also remains the President, Chief Executive Officer and the sole Director of Stronghold. Mr. Carey's base salary from May 15, 2002 until December 31, 2002 was $260,000, as set forth in his Employment Agreement with Stronghold. The terms of Mr. Carey's Employment Agreement are more fully set forth below. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses. All of Mr. Carey's salary for 2002 has been deferred and accrued.

(5) Lenard Berger has been our Vice President and Chief Technology Officer since the merger, and holds the same positions with our wholly owned subsidiary. Mr. Berger's base salary for the period of July 2001 through July 2002 was $112,000, as set forth in his Employment Agreement. As of July 2002, Mr. Berger's salary increased to $122,000. $36,000 of Mr. Berger's salary and other annual compensation was deferred and accrued in 2004. The terms of Mr. Berger's Employment Agreement are more fully set forth below. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses.

(6) Salvatore D'Ambra has been our Vice President - Development of our wholly owned subsidiary from the merger until November 12, 2003. Mr. D'Ambra's base salary for the period of August 2001 through August 2002 was $150,000, as set forth in his Employment Agreement. As of August 2002, Mr. D'Ambra's salary increased to $175,000. Mr. D'Ambra resigned from his position with our wholly owned subsidiary in November 2003. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses.

(7) Robert Nawy joined Stronghold on July 22, 2003 as Assistant Chief Financial Officer and became the Chief Financial Officer in November 2003. Mr.Nawy resigned in June 2005. Mr. Nawy's base salary for the period of June 2003 through July 2004 is $180,000, as set out in his Employment Agreement. As of August 1, 2004, Mr. Nawy's salary increased to $185,400. $15,300 of Mr. Nawy's salary and other annual compensation was deferred and accrued in 2004. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses.

Options Grants

The following table sets forth information concerning individual grants of stock options under the 2002 Stock Incentive Plan during the fiscal year ended December 31, 2003 to each of the named executive officers.

              Option Grants in Fiscal Year ended December 31, 2004

The following table sets forth information concerning individual grants of stock options under the 2002 Stock Incentive Plan during the fiscal year ended December 31, 2004 to each of the named executive officers.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2004

                        % of Total              Options Granted       Exercise or
                   Number of Securities           to Employees            Base                          Expiration
Name                  Underlying Options               in 2002          Price ($/Sh)     Grant Date        Date
----------------- ---------------------    ------------------------   -------------    --------------   -----------
Lenard Berger              --                           --%                   --              --          n/a
Robert Nawy                --                           --%                   --              --          n/a
Robert Nawy                --                           --%                   --              --          n/a

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                        SHARES ACQUIRED       VALUE            UNDERLYING OPTIONS       VALUE OF IN-THE-MONEY OPTIONS
                        ON EXERCISE (#)  REALIZED ($)(1)        AT YEAR END (#)               AT YEAR-END ($)(2)
                        ---------------  ---------------        ---------------               ------------------
                                                          EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         NAME
Christopher J. Carey          --                --             --           200,000           --              --
Lenard J. Berger              --                --            7,600              --           --              --
Robert Nawy                   --                --          216,667          33,333       44,000              --

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $0.25 of our common stock as reported on the OTC Bulletin Board on December 31, 2004, the last trading day of our 2004 fiscal year. None of these options are currently in the money.

Employment Agreements with Executive Officers

Christopher J. Carey

      On May 15, 2002, we assumed the employment agreement that was in place between Christopher J. Carey and the Predecessor Entity. Under the terms of the agreement, Mr. Carey's employment as Chairman of the Board, President and Chief Executive Officer of will continue until December 31, 2004, unless terminated sooner. The agreement may be renewed through mutual agreement of the parties. As of the date hereof, Mr. Carey's employment agreement has not been renewed. Mr. Carey has agreed to continue his employment with our company under the same arrangmenet set forth in the employment agreement. Mr. Carey receives a base salary of $260,000 per year. Such base salary was increased effective January 1, 2003, to the annualized rate of $300,000 and increased, effective January 1, 2004, to the annualized rate of $350,000. Such salary will be reviewed annually and is subject to increase as determined by our board of directors or the Compensation Committee in its sole discretion.

      The employment agreement provides that each fiscal year after fiscal year 2002, Mr. Carey will be eligible to receive an annual bonus based upon our meeting and exceeding our annual budget, as same has been reviewed and approved by the board of directors for earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. This bonus will be earned according to the following: (i) if we achieve 90-100% of budgeted EBITDA, Mr. Carey will receive a bonus of 10% of his then current annual base salary; (ii) if we achieve 101-110% of budgeted EBITDA, Mr. Carey will receive a total bonus of 20% of his then current annual base; and (iii) if we achieve 111-120% of budgeted EBITDA, Mr. Carey will receive a total bonus of 30% of his then current annual base salary; (iv) if we achieve 121-130% of budgeted EBITDA, Mr. Carey will receive a total bonus of 40% of his then current annual base salary; (v) if we achieve 131-140% of budgeted EBITDA, Mr. Carey will receive a total bonus of 50% of his then current annual base salary; (vi) if we achieve 141-150% of budgeted EBITDA, Mr. Carey will receive a total bonus of 55% of his then current annual base salary; and (vii) if we achieve 151% or more of budgeted EBITDA, Mr. Carey will receive a total bonus of 60% of his then current annual base salary. The bonus, if any, shall be paid in one lump sum within sixty (60) days after the close of the fiscal year for which it was earned. To date, Mr. Carey has not been awarded a bonus.

      In accordance with the agreement, the Predecessor Entity granted to Mr. Carey stock options under the 2000 Stock Option Plan for the purchase of an aggregate of 200,000 shares of the Predecessor Entity's common stock at an option exercise price equal of $1.50 per share, the fair market value of the underlying common stock on the date of the grant. Such option converted into an option to purchase 437,500 shares of our Common Stock when we merged with the Predecessor Entity and our wholly-owned subsidiary, Stronghold, assumed the 2000 Stock Option Plan. While Mr. Carey is employed by our company, the option will become exercisable on the earlier of: (i) the seventh anniversary of May 15, 2002; or (ii) the achievement of the performance goals set forth above in the paragraph above.

      Upon a change in control of our company, the unvested portion of the options shall immediately vest and become exercisable by Mr. Carey. If we terminate Mr. Carey's employment (i) after the expiration of the term of employment; or (ii) with cause; or if Mr. Carey resigns for no good reason, he will receive all accrued compensation and vested benefits. If we terminate his employment without cause, Mr. Carey will receive all unpaid accrued compensation, vested benefits and a severance benefit equal to his base salary until the earlier of the balance of the term of his agreement, the renewal term or twelve months following the date of termination.

      Mr. Carey's agreement contains a confidentiality provision and further provides that Mr. Carey may not work for, or hold 1% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. Mr. Carey has not expressed a desire to leave.

Lenard Berger

      On August 1, 2000, the Predecessor Entity entered into an employment agreement with Lenard Berger, which we assumed. Under the terms of the agreement, Mr. Berger's employment as Vice President, Chief Technology Officer will continue until July 31, 2005 unless sooner terminated. The agreement may be renewed through mutual agreement of the parties. Mr. Berger received a base salary of $10,500 per month during the first six months of the term of the agreement and $12,500 per month commencing February 1, 2001. During the second year of the term of the agreement, Mr. Berger's base salary will be $150,000, but may increase to $175,000 if the our Net Sales achieved in the first year of the term of the agreement equal or exceed $2,000,000. During the third year of the term of the agreement, Mr. Berger's base salary will be $175,000, but may increase to $200,000 if our Net Sales achieved in the second year of the term of the agreement equal or exceed $10,000,000. During the fourth and fifth years of the term of his agreement, Mr. Berger's base salary will be increased annually by a percentage determined by the Consumers Price Index. Beginning his second year of employment, Mr. Berger is eligible for a commission not to exceed $50,000 for any year during the balance of the term of the agreement. The commission is equal to 1% of net sales, which is determined by subtracting certain costs from the gross sales of products and services. To date, Mr. Berger has not been awarded a commission. Mr. Berger is also eligible to receive extra compensation at the discretion of our board of directors, a car allowance and any insurance and 401(k) plans provided by the employer.

      Pursuant to his employment agreement, Mr. Berger received an option grant to purchase 100,000 shares of the Predecessor Entity's common stock. Such option converted into an option to purchase 218,750 shares of our common stock when we merged with the Predecessor Entity. The vesting schedule for such grant is set forth above under the section entitled "Option Grants". Upon a change of control of our company, 50% of any unvested options shall become vested and exercisable immediately. If we register shares of common stock in an initial public offering, Mr. Berger has the right to include any shares of common stock that he owns in the registration.

      If we terminate Mr. Berger's employment without cause, he will receive payment of his base salary in effect at the time of his termination for a period of one month. If Mr. Berger resigns for good reason after the first full year of employment, Mr. Berger shall receive as his severance pay the lesser of (x) base salary payable for the balance of the then existing term of the agreement or (y) two months' base salary, plus one week's base salary for each full or part year worked after the first year of employment.

      t 6 0 Mr. Berger's agreement provides that all rights to discoveries, inventions, improvements, and innovations related to our business that originates during the term of Mr. Berger's employment will be the exclusive property of our company. Mr. Berger's agreement also contains a confidentiality provision and further provides that Mr. Berger may not work for or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. Mr. Berger has not expressed a desire to leave our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Stronghold Technologies, Inc., the Predecessor Entity, became our wholly-owned subsidiary on May 16, 2002 pursuant to a merger with and into Acquisition Sub. Pursuant to the merger, the Predecessor Entity's stockholders surrendered all of their outstanding shares of the Predecessor Entity's common stock in exchange for a total of 7,000,000 shares of our common stock. Of these shares, Christopher J. Carey, our current President, and his wife received a total of 3,937,500 shares held jointly, and Mr. Carey received an additional 1,093,750 shares individually.

      Pursuant to a Securities Purchase Agreement which we entered into on May 15, 2002, with Stanford, a major shareholder of our company, Pietro Bortolatti, a former officer and director of our company, and Mr. Carey, we agreed to issue to Stanford such number of shares of our Series A Preferred Stock that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and a warrant to purchase an equal number of shares of our common stock. The aggregate purchase price for the Series A Preferred Stock and warrants purchased by Stanford was $3,000,000. The Series A Preferred Stock and warrant purchase took place on four separate closing dates from May 16, 2002 through July 19, 2002, in which we issued an aggregate of 2,002,750 shares of our Series A Preferred Stock to Stanford and warrants for 2,002,750 shares of our common stock. So long as any shares of Series A Preferred Stock are outstanding and held by Stanford, Stanford had the right to maintain its percentage ownership with respect to any additional securities we may issue, with certain exceptions under the Series A Securities Purchase Agreement.

      Pursuant to a Securities Purchase Agreement which we entered into on April 24, 2003, we agreed to issue to Stanford a total of 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock ("Series B Preferred Stock"). The issuance of the Series B Preferred Stock occurred on six separate closing dates beginning on April 24, 2003 and closing on September 15, 2003. In connection with the Purchase Agreement, we modified the warrants issued in connection with the Series A offering to reduce the exercise price to $0.25 per share and extend the expiration date to August 1, 2008. Stanford was also granted the right to maintain its percentage ownership with respect to any additional securities we may issue, with certain exceptions under the Series B Securities Purchase Agreement. In addition, we agreed to convert all outstanding loans and unreimbursed expenses to certain stockholders of our company for 603,000 shares of our common stock at a price of $0.90 per share. The value of the warrant modification was treated as additional costs associated with raising capital and was shown as a reduction of additional paid-in capital of approximately $557,000 (computed using the Black-Scholes model with the following assumptions: expected volatility of 0%, expected dividend yield rate of 0%, expected life of 5 years, and a risk-free interest rate of 4.91% for September 30, 2003).

      In connection with the Series B Purchase Agreement, we entered into a Registration Rights Agreement with Stanford, dated April 30, 2003, in which we agreed to register the shares of common stock issuable upon conversion of the Series B Preferred Stock, no later than November 15, 2003. Stanford has agreed to extend the date to register the common stock issuable upon conversion of the Series B Preferred Stock until March 15, 2004, which was further extended in June 2004.

      In connection with the Series B Purchase Agreement, we entered into a Consulting Agreement with Stanford, pursuant to which Stanford has agreed to perform certain financial consulting and advisory services, in exchange for which we agreed to pay Stanford a fee of $50,000 per year for two years, payable quarterly in equal installments of $12,500, with the first such installment due on July 1, 2003. Pursuant to the terms of the Consulting Agreement, we may, at our sole option, choose to issue shares of our common stock to Stanford in lieu of such payments.

      On November 11, 2003, we agreed with Stanford to modify the terms of the Series A and Series B Preferred Stock to facilitate acquisitions and other company actions. The basic terms of the modification are: (i) waiver Section 2(e)(iii) of the Series A Certificate of Designation, which provides for anti-dilution protection if we shall issue securities which are convertible into shares of our common stock for an exercise price of less than $1.50; (ii) waiver of any rights of Stanford to Default Warrants (as defined in the Series A Registration Rights Agreement) due to our failure to register our shares of common stock; and (iii) modification of the warrants previously issued to Stanford and its assigns to purchase 2,002,750 shares of our common stock to reduce the initial exercise price to $0.25 per share and to extend the expiration date to August 1, 2008.

      Pursuant to the Amended and Restated Series A Certificate of Designation and Series B Certificate of Designation, dated November 11, 2003, by and between our company and Stanford and a Written Notice, Consent, and Waiver Among The Holders Of Series A $1.50 Convertible Preferred Stock, Series B $.90 Convertible Preferred Stock and Warrants, our company and Stanford agreed to certain amendments and restatements including:

(a) the filing of an Amended and Restated Certificate of Designation for Series A $1.50 Convertible Preferred Stock substantially in the form attached hereto ("Amended and Restated Series A Certificate of Designation") pursuant to which Stanford will (x) waive dilution adjustments for certain issuances of Common Stock and Common Stock equivalents, (y) reduce for an eighteen month period the Stated Value and Conversion Price (each as defined therein) to $0.50 and to $0.87 thereafter and (z) forego certain rights to approve acquisitions of fixed assets, capital stock or capital expenditures, credit facilities and sales of shares of our securities. The authorized shares of Series A Preferred Stock was reduced from 2,017,200 to 2,002,750 shares.

(b) the filing of an Amended and Restated Certificate of Designation Series B $0.90 Convertible Preferred Stock substantially in the form attached hereto pursuant to which Stanford will (x) waive dilution adjustments for certain issuances of Common Stock and Common Stock equivalents, (y) reduce for an eighteen month period the Stated Value and Conversion Price (each as defined therein) to $0.50 and to $0.87 thereafter and (z) forego certain rights to approve acquisitions of fixed assets, capital stock or capital expenditures, credit facilities and sales of shares of our securities.

In connection with the Series B Purchase Agreement, our company and Stanford also entered into a Registration Rights Agreement, dated April 30, 2003, in which we agreed to register the shares of our common stock issuable upon conversion of the Series B Preferred Stock, no later than November 15, 2003. Stanford has agreed to extend dare of the filing requirements of the Registration Rights Agreement to March 14, 2004, which was subsequently extended.

(c) In consideration of the Notice and the granting of the Consents and Waivers, we reduced the exercise price of the Stanford Warrants from $0.25 per share to $.001. On November 11, 2003, Stanford exercised in full the Stanford Warrant purchasing 2,002,750 shares of common stock for the purchase price of $2,002.75.

      Pursuant to a Stockholders' Agreement which we entered into on May 16, 2002 with Stanford, Mr. Carey and his wife, if either Stanford or the Careys should ever want to sell any shares of our Series A Preferred Stock or common stock, the other party has a right of first refusal regarding such sale and, if such non-selling party does not want to exercise its right of first refusal, we have the right to purchase such shares, and a right of co-sale under the same terms and for the same type of consideration. In the case of a material adverse event related to our company, the Careys agreed to vote their shares as directed by Stanford, including removing and replacing the members of the board with designees nominated by Stanford. Finally, Stanford has the right to nominate one member to our board of directors and the Carey's have agreed to vote for such nominee.

      Stanford is an affiliate of Stanford Financial Group, which is the majority stockholder of TWS International, Inc. Luis Delahoz, one of our outside directors, is the president and chief executive officer of TWS International, Inc. and is Stanford's representative on our board of directors.

      On July 31, 2000, the Predecessor Entity entered into a line of credit loan arrangement with our President, Christopher Carey, who is also president of Stronghold. Mr. Carey made available $1,989,500, which the Predecessor Entity could borrow from time to time until August 1, 2001. Outstanding amounts accrued interest at the rate of interest per annum equal to the floating Base Rate, computed daily, for the actual number of days elapsed as if each full calendar year consisted of 360 days. Overdue amounts accrued interest at an annual rate of 2% greater than the base rate, which is 2% above the floating base rate announced from time to time by Citibank, N.A. Under the agreement, the first payment was due on August 1, 2001. On such date, the line of credit was extended for one more year, until August 1, 2002. On April 22, 2002, the Predecessor Entity issued 500,000 shares of its common stock (which converted into 1,093,750 shares of our common stock when we acquired the Predecessor Entity on May 16,
2002) in exchange for cancellation of $1 million of outstanding debt under such line of credit. On May 16, 2002, the total amount outstanding under the line of credit was $2.2 million. On such date, we issued 666,667 shares of our Common Stock to Mr. Carey in exchange for cancellation of $1 million of the then outstanding amount. We will pay Mr. Carey the remaining $1.2 million according to the terms of a non-negotiable promissory note, which was issued on May 16, 2002, and amended and restated in September 2002. The terms of the amended and restated note stipulate that the Company may not make principle payments to Mr. Carey until the retirement of the United Trust Bank loan. Until such time as the principal is paid, we will pay an interest only fee of 12% per year. Mr. Carey's promissory note is expressly subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

      On September 14, 2000, we issued 5,000,000 shares of our common stock to our former president, Pietro Bortolatti, in exchange for the transfer from Mr. Bortolatti of all of the outstanding shares of Terre di Toscana, Inc. to us. The assets of Terre di Toscana, Inc. included rights in several customer agreements. We valued the 5,000,000 shares issued to Mr. Bortolatti at par value, $.0001 per share. As part of our merger with the Predecessor Entity and the exchange of shares for our truffle business, Mr. Bortolatti has surrendered or exchanged all of such shares.

      In August 2002, one of our outside directors, Robert Cox, purchased 60,000 shares of our common stock at a purchase price of $1.50 per share for aggregate proceeds to us of $90,000. Such purchase was pursuant to a Subscription Agreement in which Mr. Cox made certain investment representations and warranties. The price paid by Mr. Cox had been negotiated by third parties in an arms-length transaction. The third parties who negotiated the transaction purchased a number of shares concurrently with Mr. Cox.

      In January 2004, our outside director, Robert Cox, purchased an additional 147,059 shares and a warrant to purchase 73,529 shares at $0.59/share. The price of $0.59/share was based on 130% of the trailing five day closing price of our common stock on the effective purchase date of January 9, 2004.

      Lenard Berger, our Chief Technology Officer and Vice President and James Cummiskey, our Vice President of Sales and Marketing, received 200,000 shares of common stock from the Predecessor Entity as founders of such entity, at a per share price of $0.005. Such shares converted into 437,400 shares of our Common Stock.

      On September 30, 2002, we entered into a loan agreement with CC Trust Fund to borrow an amount up to $355,128. This bridge loan was for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the CC Trust Fund will be entitled to exercise 25,000 warrants at $1.50 per share. As of March 31, 2003, $355,128 was outstanding under the CC Trust Fund loan agreement. On September 30, 2003, the CC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the CC Trust Fund agreed to extend the term of their loan to March 31, 2004. On March 30, 2004, the CC Trust Fund agreed to extend the term of their loan to March 31, 2005. As of December 31, 2003, $355,128 was outstanding under the CC Trust Fund loan agreement. Christopher Carey Jr., Mr. Carey's son, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust.

      On September 30, 2002, we entered into a loan agreement with AC Trust Fund to borrow an amount up to $375,404. This bridge loan is for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the AC Trust Fund will be entitled to exercise 25,000 warrants at $1.50 per share. On September 30, 2002, the AC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the AC Trust Fund agreed to extend the term of their loan to March 31, 2004. On March 30, 2004, the AC Trust Fund agreed to extend the term of their loan to March 31, 2005. As of December 31, 2003, $375,404 was outstanding under the AC Trust Fund loan agreement. Amie Carey, Mr. Carey's daughter, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust.

In October 2002, in connection with a loan to our company in the amount of $165,000, we issued a promissory note to Christopher J. Carey for $165,000. Such promissory note was due on or before December 31, 2003. On March 30, 2004, Mr. Carey agreed to extend the term of his loan to March 31, 2005. Until such time as the principal is paid, interest on the note will accrue at the rate of 12.5% per year.

      We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2005. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.

      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 15,936,655 shares outstanding on January 31, 2005, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after January 31, 2005.

                                                Number of Shares    Percentage
Name and Address of Beneficial Owner           Beneficially Owned  Outstanding
---------------------------------------        ------------------  -----------

5% Stockholders
---------------------------------------
Christopher J. Carey
   450 Claremont Road
   Bernardsville, NJ 07924                         5,131,250(1)         29.68

Stanford Venture Capital Holdings, Inc.
   6075 Poplar Avenue
   Memphis, TN 38119                               7,519,897(2)         43.49

                                               ----------------      --------

Executive Officers and Directors as a Group
   (1 person)                                      5,331,250            29.68

(1) 3,937,500 of these shares are owned by Christopher J. Carey and his wife, Mary Carey, as Joint Tenants with Right of Survivorship.

(2) The total beneficial ownership of Stanford Venture Capital Holdings, Inc. is 7,519,897 shares which consists of: (i) 2,002,750 shares of Common Stock issuable upon the conversion of 2,002,750 shares of our Series A Preferred Stock; and (ii) 2,444,444 shares of Common Stock issuable upon the conversion of 2,444,444 shares of our Series B Preferred Stock and (iii) 3,072,703 shares of Common Stock. James M. Davis has voting and investment control over the securities held by Stanford Venture Capital Holdings, Inc., but he disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein.

Equity Compensation in Fiscal 2004

      The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

                                    Number of securities      Weighted-average       Number of securities remaining
                                    to be issued upon         exercise price of      available for future issuance
                                    exercise of               outstanding options    under equity compensation plans (2)
                                    outstanding options (1)
-----------------------------------------------------------------------------------------------------------------------
Equity compensation plans                  1,225,408                 $0.85                        1,142,133
approved by security holders

Equity compensation plans not                 --                      --                            --
approved by security holders

Total                                      1,225,408                 $0.85                        1,142,133

(1) Issued pursuant to our 2002 Stock Incentive Plan, our 2002 California Stock Incentive Plan, and our 2000 Stock Option Plan.

(2) 1,063,600 shares are available for future issuance pursuant to the 2002 Stock Incentive Plan and 78,533 shares are available for future issuance pursuant to the 2002 California Stock Incentive Plan. We do not intend to issue any additional options under our 2000 Stock Option Plan.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 250,000,000 shares of common stock, par value $.0001. As of July 27, 2005, there were 17,287,349 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      t 6 0 Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      t 6 0 The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

---------------------------------------------------------------------------------------------------------------------------------
Name                  Total Shares       Total         Shares of        Beneficial    Percentage     Beneficial     Percentage
                      of Common          Percentage    Common Stock     Ownership     of Common      Ownership      of Common
                      Stock              of Stock      Included In      Before        Stock Before   After the      Stock Owned
                      Issuable Upon      Assuming      Prospectus       Offering      Offering**     Offering(4)    After
                      Conversion of      Full          (1)(2)                                                       Offering (4)
                      Notes and/or       Percentage
                      Warrants
---------------------------------------------------------------------------------------------------------------------------------
AJW Partners,          64,352,000        78.82%     38,976,000(5)       907,945          4.99%             --             --
LLC(3)

---------------------------------------------------------------------------------------------------------------------------------
AJW Offshore          146,789,200        89.46%     88,970,000(6)       907,945          4.99%             --             --
Ltd.(3)

---------------------------------------------------------------------------------------------------------------------------------
AJW Qualified         142,320,600        89.17%     86,207,000(7)       907,945          4.99%             --             --
Partners, LLC(3)

---------------------------------------------------------------------------------------------------------------------------------
New Millennium         11,888,200        40.75%      7,197,000(8)       907,945          4.99%             --             --
Capital Partners
II, LLC(3)

---------------------------------------------------------------------------------------------------------------------------------
All four selling      365,350,000        95.48%       221,350,000       907,945          4.99%             --             --
stockholders as
a group
---------------------------------------------------------------------------------------------------------------------------------

* This column represents an estimated number based on a conversion price as of a recent date of July 27, 2005 of $.0125, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the callable secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on July 27, 2005, the conversion price would have been $.0125.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed above owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. The four selling stockholders are considered to be a group as defined under the Securities Exchange Act of 1934. The four selling stockholders are affiliated entities and may not own more then 4.99% of our common stock on an aggregate basis. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

t 0 0 (4) Assumes that all securities registered will be sold.

(5) Represents (i) 27,360,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the June 2004 Securities Purchase Agreement, (ii) 4,992,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the March 2005 Securities Purchase Agreement, (iii) 5,712,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the July 2005 Securities Purchase Agreement, Represents, (iv) 570,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2004 Securities Purchase Agreement, (v) 104,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement, and (vi) 238,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement.

(6) Represents (i) 51,840,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the June 2004 Securities Purchase Agreement, (ii) 14,040,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the March 2005 Securities Purchase Agreement, (iii) 20,848,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the July 2005 Securities Purchase Agreement, Represents, (iv) 1,080,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2004 Securities Purchase Agreement, (v) 292,500 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement, and (vi) 868,700 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement.

(7) Represents (i) 59,040,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the June 2004 Securities Purchase Agreement, (ii) 11,544,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the March 2005 Securities Purchase Agreement, (iii) 13,586,400 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the July 2005 Securities Purchase Agreement, Represents, (iv) 1,230,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2004 Securities Purchase Agreement, (v) 240,500 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement, and (vi) 566,100 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement.

(8) Represents (i) 5,760,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the June 2004 Securities Purchase Agreement, (ii) 624,000 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the March 2005 Securities Purchase Agreement, (iii) 652,800 shares of common stock issuable upon conversion of the callable secured convertible notes issued pursuant to the July 2005 Securities Purchase Agreement, Represents, (iv) 120,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2004 Securities Purchase Agreement, (v) 13,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement, and (vi) 27,200 shares of common stock issuable upon exercise of the common stock purchase warrants issued pursuant to the March 2005 Securities Purchase Agreement.

                       TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into three Securities Purchase Agreements with the Investors. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and common stock purchase warrants issued in connection with these agreements. The following is a description of each of these financings.

June 18, 2004 Securities Purchase Agreement

      On June 18, 2004, we entered into a Securities Purchase Agreement for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 3,000,0000 shares of our common stock.

      The following closings have occurred pursuant to the June 2004 Securities Purchase Agreement:

            o on June 18, 2004, the Investors purchased $1,500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,500,000 shares of our common stock;

            o on July 27, 2004, the Investors purchased $500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 500,000 shares of our common stock;

            o on October 22, 2004, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock; and

            o On March 18, 2005, the Investors purchase $650,000 in callable secured convertible notes and received common stock purchase warrants to purchase 650,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.57 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

March 31, 2005 Securities Purchase Agreement

      We entered into a second Securities Purchase Agreement with the Investors on March 31, 2005 for the sale of $650,000 in callable secured convertible notes and common stock purchase warrants to buy 650,000 shares of our common stock.

      t 6 0 On March 31, 2005, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock. On May 4, 2005, the Investor purchased the remaining $300,000 in callable secured convertible notes and received common stock purchase warrants to purchase 300,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.03 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

July 15, 2005 Securities Purchase Agreement

t 6 0 We entered into a third Securities Purchase Agreement with the Investors on July 15, 2005 for the sale of (i) $850,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 1,700,000 shares of our common stock.

      On July 15, 2005, the Investors purchased $850,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,700,000 shares of our common stock. We received net proceeds in cash in the amount of $200,000 on July 15, 2005 and $567,500 was placed in escrow of which $100,000 shall be distributed on the 1st business day of each month.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.07 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

      As of July 27, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.05 and, therefore, the conversion price for the secured convertible notes was $.0125. Based on this conversion price, the $4,500,000 callable secured convertible notes, excluding interest, were convertible into 360,000,000 shares of our common stock.

      The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

      The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the common stock purchase warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

Sample Conversion Calculation

      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $4,500,000 of notes on July 27, 2005, a conversion price of $0.0125 per share, the number of shares issuable upon conversion would be:

$4,500,000/$.0125 = 360,000,000 shares

      The conversion price is the 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The average of the three lowest intraday trading prices is $0.05, therefore, the conversion price is calculated by multiplying $0.05 by 25%, which results in a conversion price of $0.0125.

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Notes (excluding accrued interest), based on prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the previous 20 trading days as of July 27, 2005 of $0.11.

                                                    Number             % of
% Below    Price Per         With Discount        of Shares        Outstanding
Market       Share             at 75%              Issuable           Stock
-------    ---------         -------------        ---------        -----------

25%          $.0375            $.0094            480,000,000         96.52%
50%          $.0250            $.0063            720,000,000         97.66%
75%          $.0125            $.0031           1,440,000,000        98.81%

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Rothstein Kass - Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Stronghold Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                 STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

March 31, 2005 and March 31, 2004

      Consolidated Balance Sheets March 31, 2005 (Unaudited)             F-1
      Consolidated Statements of Operations for the three months ended
               March 31, 2005 and 2004 (Unaudited)                       F-2
      Consolidated Statements of Cash Flows For the three months
               ended March 31, 2005 and 2004 (Unaudited)                 F-3
      Notes to the Consolidated Financial Statements (Unaudited)         F-4 to F-8
For the Years Ended December 31, 2004 and December 31, 2003

      Report of Independent Registered Public Accounting Firm            F-9
      Consolidated Balance Sheets                                        F-10
      Consolidated Statement of Operations                               F-12
      Consolidated Statement of Stockholders' Deficit                    F-13
      Consolidated Statement of Cash Flows                               F-15
      Notes to Consolidated Financial Statements                         F-17 to F-29

                  Stronghold Technologies, Inc. and Subsidiary
                      Condensed Consolidated Balance Sheet

                                                                 March 31, 2005
--------------------------------------------------------------------------------
ASSETS
Current assets
  Cash                                                            $        500
  Accounts receivable, less allowance for returns and                   38,124
  doubtful accounts of $219,891
  Inventories                                                           53,231
  Prepaid expenses                                                      33,592
                                                                  ------------
      Total current assets                                             125,447
                                                                  ------------
Property and equipment, net                                             57,345
                                                                  ------------
Other assets
  Software development costs, net of amortization                      823,795
  Deferred charge, convertible debt loan acquisition costs,
   net of amortization                                                 384,462
  Other                                                                127,195
                                                                  ------------
      Total other assets                                             1,335,452
                                                                  ------------
                                                                  $  1,518,244
                                                                  ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                                $    501,638
  Accrued expenses and other current liabilities                     1,337,471
  Interest payable, stockholders                                       438,155
  Notes payable, stockholders, current portion                       1,195,531
  Deferred revenue                                                     596,953
  Obligations under capitalized leases, current portion                 18,053
                                                                  ------------
      Total current liabilities                                      4,087,801
                                                                  ------------
Long-term liabilities
  Notes payable, stockholders, less current portion                  1,129,600
  Note payable, convertible debt of $3,350,000 net of debt
  discount of $3,350,000 and debt discount
   amortization of $842,209                                            842,209
    Obligations under capitalized leases, less current portion           4,654
  Payroll taxes payable, long term                                     325,000
                                                                  ------------
     Total long-term liabilities                                     2,301,463
                                                                  ------------
Commitments and contingencies
Stockholders' deficit
  Preferred stock,  Series A,  $.0001 par value;  authorized
     5,000,000 shares, 2,002,750 issued and outstanding
      (aggregate liquidation preference of $3,004,125)                     201
  Preferred stock, Series B, $.0001 par value;
      authorized 2,444,444 shares, 2,444,444 issued and
        outstanding (aggregate liquidation
         preference $2,200,000)                                            244
  Common stock, $.0001 par value, authorized 50,000,000
    shares, 17,287,349 issued and outstanding                            1,729
  Additional paid-in capital                                        11,349,219
  Stock subscription receivable                                         (3,000)
  Accumulated deficit                                              (16,219,413)
                                                                  ------------
      Total stockholders' deficit                                   (4,871,020)
                                                                  ------------
                                                                  $  1,518,244
                                                                  ============

See accompanying notes to condensed consolidated financial statements

                  Stronghold Technologies, Inc. and Subsidiary
                Condensed Consolidated Statements of Operations

Three Months Ended March 31,
--------------------------------------------------------------------------------
                                                2005               2004

Net sales                                  $    261,652       $    643,678

Cost of sales                                   118,179            236,508
                                           ------------       ------------
Gross profit                                    143,473            407,170

Selling, general and
  administration                                800,285            964,002
                                           ------------       ------------
Loss from operations                           (656,812)          (556,832)

Interest expense                                416,098             26,897
                                           ------------       ------------
Net loss applicable to common
  stockholders                             $ (1,072,910)      $   (583,728)
                                           ============       ============

Basic and diluted loss per
  common share                             $      (0.07)      $      (0.04)
                                           ============       ============
Weighted average number of
 common shares outstanding                   16,394,016         13,341,930
                                           ============       ============

See accompanying notes to condensed consolidated financial statements

                  Stronghold Technologies, Inc. and Subsidiary
                 Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31,                                           2005            2004
------------------------------------------------------------------------------------------------
Cash flows from operating activities
 Net loss                                                           $(1,072,910)    $  (583,728)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Provision for returns and allowances                                      --          14,000
   Depreciation and amortization                                        186,897          96,948
   Amortization of convertible debt discount                            302,628
 Increase  (decrease) in cash  attributable  to
  changes in operating  assets and liabilities:
   Accounts receivable                                                  265,674        (130,247)
   Inventories                                                           (8,527)         52,721
   Prepaid expenses                                                      56,892         (19,686)
   Other receivables                                                         --
   Other assets                                                           4,362         (78,231)
   Accounts payable                                                    (117,540)         15,978
   Accrued expenses and other current liabilities                        59,574         (96,573)
   Interest payable, stockholders                                        39,787          12,095
   Deferred revenue                                                       3,545          36,824
                                                                    -----------     -----------
Net cash used in operating activities                                  (279,618)       (679,899)
                                                                    -----------     -----------
Cash flows from investing activities
 Payments for purchase of property and equipment                             --          (1,991)
 Payments for software development costs                                (65,455)       (134,326)
 Payments of security deposits                                             (800)
                                                                    -----------     -----------
Net cash used in investing activities                                   (66,255)       (136,317)
                                                                    -----------     -----------
Cash flows from financing activities
 Proceeds from issuance of common stock, net of financing costs                          42,052
 Proceeds from notes payable, stockholders                               50,000         895,000
 Principal repayments of notes payable, stockholders                         --         (20,000)
 Proceeds from notes payable, convertible debt                        1,000,000              --
 Payments made for debt issuance cost relating to notes payable,
convertible debt                                                        (85,577)             --
 Principal repayments of notes payable                                 (606,667)        (45,000)
 Principal payments for obligations under capital leases                (11,883)        (11,042)
                                                                    -----------     -----------
Net cash provided by financing activities                               345,873         861,010
                                                                    -----------     -----------
Net increase in cash                                                         (0)         44,794
Cash, beginning of period                                                   500           8,161
                                                                    -----------     -----------
Cash, end of period                                                 $       500     $    52,955
                                                                    ===========     ===========
Supplemental disclosure of cash flow information,
cash paid during the period for interest                            $    78,846     $    14,801
                                                                    ===========     ===========

See accompanying notes to condensed consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to applicable SEC rules and regulations. Operating results for the three-month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report of Form 10-KSB for the fiscal year ended December 31, 2004.

1. INVENTORIES

Inventories, which are comprised of hardware for resale, are stated at cost, on an average cost basis, which does not exceed market value.

2. LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share excludes dilutions and is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of the outstanding options and warrants are anti-dilutive, they have been excluded from the Company's computation of diluted loss per common share.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-based Compensation (Revised)." SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant-date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company has not completed its evaluation of SFAS No. 123(R) but expects the adoption of this new standard will have an impact on operating results due to the Company's use of options as employee incentives. This pronouncement becomes effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

4. STOCK-BASED COMPENSATION

In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. It also amends the disclosure provisions to require more prominent disclosure about the effects on reported net income
(loss) of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by the Statement, the Company does not plan to adopt the fair value recognition provisions of SFAS No. 123 at this time. However, the Company has adopted the disclosure provisions of the Statement.

The Company accounts for its stock-based employee compensation plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized in the accompanying consolidated statements of operations, as all options granted under those plans had an exercise price equal to or in excess of the market value of the underlying common stock at the date of grant.

t 0 0 Had compensation cost for these options been determined consistent with the fair value method provided by SFAS No. 123, the Company's net loss and net loss per common share would have been the following pro forma amounts for the three-month periods ended March 31, 2005 and 2004.

------------------------------------------------------------------------------
                                                       Three months ended
                                                           March 31,
------------------------------------------------------------------------------
                                                      2005             2004
------------------------------------------------------------------------------
Net loss applicable to common
  stockholders, as reported                        (1,072,910)      $ (583,728)
------------------------------------------------------------------------------

Deduct
------------------------------------------------------------------------------
Total stock-based compensation expense
     determined under fair value method for
     all awards, net of related tax effect              3,162           12,819
------------------------------------------------------------------------------

Pro Forma                                          (1,076,072)      $  (12,819)
------------------------------------------------------------------------------

Basic and diluted EPS
------------------------------------------------------------------------------
  As reported                                      $    (0.07)      $    (0.04)
------------------------------------------------------------------------------
  Pro forma                                        $    (0.07)      $    (0.04)
------------------------------------------------------------------------------
March 31, 2005 and 2004
------------------------------------------------------------------------------

The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of approximately 15%, expected dividend yield rate of 0%, expected life of 10 years, and a risk-free interest rate of 4.50 and 4.13% for March 31, 2005 and 2004, respectively.

5. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since the beginning of the fiscal year, the Company has incurred a net loss of $1,072,910 and has negative cash flows from operations of $279,618 for the three months ended March 31, 2005, and has a working capital deficit of $3,962,354 and a stockholders' deficit of $4,871,020 as of March 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. During 2005, management of the Company will rely on raising additional capital to fund its future operations. If the Company is unable to generate sufficient revenues or raise sufficient additional capital, there could be a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at March
                 31, 2005

                 Sales tax                     $  100,518
                 Payroll taxes                    480,965
                 Compensation                     350,420
                 Commissions                      137,479
                 Other accrued expenses           268,089
                                               ----------
                 Total                         $1,337,471
                                               ----------

                     Payroll Tax Payment Agreement with IRS

On April 30, 2004, the Company entered into an installment agreement with the United States Internal Revenue Service ("IRS") to pay overdue payroll taxes and penalties of totaling $1,233,101 under the terms of which the Company will pay a minimum of $35,000 each month, commencing June 28, 2004, until it has paid the withholding taxes due in full, to be completed in thirty-six month period by April 30, 2007. If the Company is unable to fulfill this agreement, the IRS could take possession of the Company's assets. As of March 31, 2005, the company has made all required payments to the IRS. The Company has recorded the portion of the payroll taxes of $325,000 to be paid in the remaining monthly periods of 23 through 36 within the agreed upon payment plan in the long term liabilities section under the heading "Payroll taxes payable-long term" section of the balance sheet.

7. NOTES PAYABLE, STOCKHOLDERS

On March 15, 2004, the Company entered into a note payable with its preferred stockholders Stanford Venture Capital Holdings, Inc. for approximately $875,000. The note bears interest at 8% per annum and is due on March 15, 2007. The balance of this note is located in the long-term portion of notes payable, stockholders.

The Company also has notes payable to its Chief Executive Officer Christopher J. Carey that are described in detail in the financings section below under the header Loans from Christopher J. Carey, an Executive Officer, Director and Shareholder of the Company

The following table provides a reconciliation of these loans to the current and long term sections of the balance sheet as well notes regarding the extension of the loans from Mr. Carey:

----------------------------------------------------------------------------------------------------------------------------------
                           Balance at March 31, 2005
----------------------------------------------------------------------------------------------------------------------------------
                                                                               Original
                                                                               Term/Due       Extended
                                             Current   Long Term    Total        Date           To
----------------------------------------------------------------------------------------------------------------------------------
Stockholder - Christopher J. Carey
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         $20,000 principal
                                                                                                         payment Dec 2004
                                                                                 3 mos                   $20,000 principal
   Stockholder Bridge Loan                    60,000                 60,000    due 9/18/03    11/1/05    payment in June 2003
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 3 mos
   Stockholder Bridge Loan                   300,000                300,000    due 9/18/03    11/1/05
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Principal balance
                                                                                                         reduced by $543,000
                                                                                                         debt to equity
                                                                                                         conversion and
                                                                                 18 mos       12/1/05    reallocation of
   Stockholder Loan                          105,000     254,600    359,600    due 12/31/03              accrued compensation
                                                                                                         and travel and
                                                                                                         entertainement originally
                                                                                                         included in loan.
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 12 mos
   Christopher J. Carey - AC Trust Fund      375,403                375,403    due 9/30/03    11/1/05
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 12 mos
   Christopher J. Carey - CC Trust Fund      355,127                355,127    due 9/30/03    11/1/05
----------------------------------------------------------------------------------------------------------------------------------
Total-Stockholder - Christopher J, Carey   1,195,530     254,600  1,450,130
----------------------------------------------------------------------------------------------------------------------------------
Stanford                                                 875,000    875,000      3 yrs
                                                                               due 3/2007
----------------------------------------------------------------------------------------------------------------------------------
   Totals                                  1,195,530   1,129,600  2,325,130
----------------------------------------------------------------------------------------------------------------------------------

8. COMMITMENTS AND CONTINGENCIES

Callable Secured Convertible Notes

To obtain funding for its ongoing operations, the Company" entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on June 18, 2004 for the sale of (i) $3,000,000 of the AJW Notes and (ii) stock purchase warrants to buy 3,000,000 shares of the Company's common stock (the "AJW Warrants").

On June 18, 2004, the Investors purchased $1,500,000 in AJW Notes and received Warrants to purchase 1,500,000 shares of the Company's common stock. On July, 28, 2004 the Investors purchased $500,000 in AJW Notes and received Warrants to purchase 500,000 shares of common stock. On October 22, 2004 the Investors purchased $350,000 in AJW Notes and received Warrants to purchase 350,000 shares of common stock. On March 18, 2005 the Investors purchased $650,000 in AJW Notes and received Warrants to purchase 650,000 shares of common stock.

The AJW Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the AJW Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the AJW Notes and the market price is at or below $0.57 per share. The full principal amount of the AJW Notes is due upon default under the terms of AJW Notes. In addition, the Company has granted the Investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

t 0 0 The AJW Note payable, convertible debt, is recorded at $3,000,000 net of debt discount of $3,000,000 and amortization of $842,209, of which such amortization has been charged to interest expense. This Note payable, Convertible Debt is reported in accordance with Emerging Issues Task Force "EITF" 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" paragraph 19. The Debt Discount is reported at 100% of the net proceeds of the Convertible Debt Financing in accordance with EITF 98-5 that specifies that the beneficial conversion expense may not exceed the net proceeds. Additionally, the interest expense and debt discount and corresponding amortization are recorded in accordance EITF 00-27 paragraph 19 that states that convertible instruments that have a stated redemption date require a discount resulting from recording a beneficial conversion option to be accreted from the date of issuance to the stated redemption date of the convertible instrument, regardless of when the earliest conversion date occurs.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market. Since the Company does not intend to issue common stock at below market price the warrants were valued at $NIL using the Black-Scholes option pricing model including the following assumptions: exercise price of $0.57, expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 5 years, and a risk free interest rate of 4.73%.

The Investors have contractually agreed to restrict their ability to convert the AJW Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

All shares of the Company's common stock associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the Securities Act of 1933.

The agreement entered into on June 18, 2004 was amended on March 4, 2005, changing the conversion price of the convertible notes to the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The original agreement had the conversion price as the lower of
(i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

New Callable Secured Convertible Notes Issuance

On March 31, 2005, in order to obtain funding for its ongoing operations, the Company entered into a new Securities Purchase Agreement (the "New Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") for the sale of (i) $650,000 in callable convertible secured notes (the "Notes") and (ii) stock purchase warrants to buy 650,000 shares of the Company's common stock (the "Warrants"). On March 31, 2005 the Investors purchased $350,000 in Notes, and received Warrants to purchase an aggregate of 350,000 shares of the Company's stock. On May 4, 2005, the Investors purchased $300,000 in Notes and received Warrants to purchase 300,000 shares of our common stock.

The Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of
(i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.03 per share, the market price at the time of the closing. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

9. Restatement of Certain Transactions as of September 30, 2004

For the period ended September 30, 2004 the Company has taken the position of capitalizing the approximately $334,000 of debt issuance cost, relating to the Callable Secured Convertible Notes described in footnote 8, as a deferred charge. As a result, the Company has also recorded the beneficial conversion feature in the full amount of the outstanding note of $2,000,000. Both items will be amortized over the life of the loan of 3 years which is in accordance with EITF 00-27. The effects of this restatement for the three and nine month periods ended September 30, 2004 are listed below:

                                             Three months      Nine months
                                           ended September   ended September
                                               30, 2004          30, 2004

                Net Loss                     ($10,904.00)      ($47,258.00)
Basic and diluted loss per common share      ($    0.001)      ($    0.003)

9. SUBSEQUENT EVENTS

New Callable Secured Convertible Notes Issuance

On May 4, 2005, the Investors purchased $300,000 in Notes and received Warrants to purchase 300,000 shares of our common stock, completing the sale of (i) $650,000 in callable secured convertible notes (the "Notes") and (ii) stock purchase warrants (the "Warrants") to buy 650,000 shares of our common stock that was agreed upon on March 31, 2005.

New Stockholder Loans

Subsequent to the balance sheet, on May 4, 2005 Christopher Carey committed an additional loan to the company of $100,000, of which the terms are 8%, interest only, with principal due in 12 months.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders Stronghold Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Stronghold Technologies, Inc. and Subsidiary as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two years period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stronghold Technologies, Inc. and Subsidiary as of December 31, 2004, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has recurring losses, substantial working capital and stockholders' deficit and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Roseland, New Jersey
March 31, 2005

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

====================================================================================
December 31,                                                               2004
------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash                                                                  $        500
  Accounts receivable, less allowance for returns and
    doubtful accounts of $219,891                                            303,798
  Inventories                                                                 44,704
  Prepaid expenses                                                            90,484
                                                                        ------------
      Total current assets                                                   439,486
                                                                        ------------

PROPERTY AND EQUIPMENT, NET                                                   79,185
                                                                        ------------

OTHER ASSETS
  Software development costs, net of amortization                            867,786
  Deferred charge, convertible debt loan acquisition costs,
    net of amortization                                                      347,608
  Other                                                                      137,645
                                                                        ------------
      Total other assets                                                   1,353,039
                                                                        ------------
                                                                        $  1,871,710
                                                                        ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                      $    619,179
  Accrued expenses and other current liabilities                           1,172,897
  Interest payable, stockholders                                             472,779
  Notes payable, stockholders, current portion                             1,145,530
  Note payable                                                               606,667
  Deferred revenue                                                           593,408
  Obligations under capitalized leases, current portion                       25,807
                                                                        ------------
      Total current liabilities                                            4,636,267
                                                                        ------------

LONG-TERM LIABILITIES
  Notes payable, stockholders, less current portion                        1,129,600
  Note payable, convertible debt of $2,350,000 net of debt
    discount of $2,350,000 and debt discount amortization of $539,581        539,581
  Obligations under capitalized leases, less current portion                   8,783
  Payroll taxes payable, long term                                           430,000
                                                                        ------------
      Total long-term liabilities                                          2,107,964
                                                                        ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Preferred stock, Series A, $.0001 par value; authorized
    5,000,000 shares, 2,002,750 issued and outstanding
    (aggregate liquidation preference of $3,004,125)
    201 Preferred stock, Series B, $.0001 par value;
    authorized 2,444,444 shares, 2,444,444 issued and
    outstanding (aggregate liquidation preference $2,200,000)                    244
  Common stock, $.0001 par value, authorized 50,000,000
    shares, 16,087,349 issued and outstanding                                  1,609
  Additional paid-in capital                                              10,274,928
  Stock subscription receivable                                               (3,000)
  Accumulated deficit                                                    (15,146,503)
                                                                        ------------
      Total stockholders' deficit                                         (4,872,521)
                                                                        ------------

                                                                        $  1,871,710
                                                                        ============

See accompanying notes to consolidated financial statements.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

==========================================================================
YEARS ENDED DECEMBER 31,                           2004            2003
--------------------------------------------------------------------------

NET SALES                                     $  2,489,790    $  2,996,344

COST OF SALES                                      834,349       1,230,174
                                              ------------    ------------

GROSS PROFIT                                     1,655,441       1,766,170

SELLING, GENERAL AND
ADMINISTRATION                                   3,878,045       5,512,042
                                              ------------    ------------

LOSS FROM OPERATIONS                            (2,222,604)     (3,745,872)

INTEREST EXPENSE                                   867,010         512,135
                                              ------------    ------------

NET LOSS APPLICABLE TO COMMON
STOCKHOLDERS                                  $ (3,089,614)   $ (4,258,007)
                                              ============    ============

BASIC AND DILUTED LOSS PER
COMMON SHARE                                  $      (0.22)   $      (0.38)
                                              ============    ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                     14,081,263      11,304,347
                                              ============    ============

See accompanying notes to consolidated financial statements.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2004 and 2003

                                  Preferred                         Preferred
                                   Stock                             Stock
                                  Series A                          Series B                             Common Stock
                                   Shares          Amount            Shares         Amount           Shares         Amount
Balances, January 1, 2003           2,002,750   $         201                   $          --       9,857,000   $         986

Issuance of preferred stock,
 net of costs                                                       2,444,444             244

Warrants issued with debt

Issuance of common stock                                                                              362,500              36

Conversion of warrants
 to common stock                                                                                    2,002,750             201

Stock issued for services                                                                             465,635              46

Conversion of stockholder
 loan to common stock                                                                                 603,333              60

Net loss

Balances, December 31, 2003         2,002,750             201       2,444,444             244      13,291,218           1,329

Issuance of common stock                                                                              157,059              16

Conversion of warrants
 to common stock                                                                                    2,000,000             200

Benificial conversion feature
 on debt treated as equity

Stock issued for services                                                                             639,072              64

Net loss

Balances, December 31, 2004         2,002,750   $         201       2,444,444   $         244      16,087,349   $       1,609
                                =============   =============   =============   =============   =============   =============

                                  Additional        Stock                             Total
                                   Paid-in       Subscription      Accumulated     Stockholders'
                                   Capital         Receivable       Deficit          Deficit
Balances, January 1, 2003       $   4,839,635   $      (3,000)   $  (7,798,882)   $  (2,961,060)

Issuance of preferred stock,
 net of costs                       1,897,649                                         1,897,893

Warrants issued with debt              95,000                                            95,000

Issuance of common stock              174,964                                           175,000

Conversion of warrants
 to common stock                                                                            201

Stock issued for services             161,579                                           161,625

Conversion of stockholder
 loan to common stock                 542,940                                           543,000

Net loss                                                            (4,258,007)      (4,258,007)

Balances, December 31, 2003         7,711,767          (3,000)     (12,056,889)      (4,346,348)

Issuance of common stock               49,984                                            50,000

Conversion of warrants
 to common stock                        1,800                                             2,000

Benificial conversion feature
 on debt treated as equity          2,350,000                                         2,350,000

Stock issued for services             161,377                                           161,441

Net loss                                                            (3,089,614)      (3,089,614)

Balances, December 31, 2004     $  10,274,928   $      (3,000)   $ (15,146,503)   $  (4,872,521)
                                =============   =============    =============    =============

See accompanying notes to consolidated financial statements.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

================================================================================================================
Years ended December 31,                                                                 2004           2003
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                             $(3,089,614)   $(4,258,007)
Adjustments to reconcile net loss to
 net cash used in operating activities:
  Provision for returns and allowances                                                     1,445        489,205
  Depreciation and amortization                                                          515,387        222,678
  Amortization of convertible debt discount                                              539,581
  Interest expense for issuance of warrants                                                              95,000
  Stock issued for services                                                              161,441        161,625
Increase (decrease) in cash attributable to
 changes in operating assets and
 liabilities:
   Accounts receivable                                                                   281,545        116,458
   Inventories                                                                           127,042         56,667
   Prepaid expenses                                                                      (78,843)         8,265
   Other receivables                                                                      (3,804)
   Other assets                                                                            2,910
   Accounts payable                                                                      (62,144)      (170,337)
   Accrued expenses and other current liabilities                                       (409,378)     1,170,558
   Interest payable, stockholders                                                         64,875        214,786
   Deferred revenue                                                                      250,987        342,421
                                                                                     -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES                                                 (1,698,570)    (1,550,681)
                                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments for purchase of property and equipment                                         (3,737)       (19,574)
  Payments for software development costs                                               (407,505)      (683,052)
  Payments of security deposits                                                          (47,132)

                                                                                     -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                                                   (411,242)      (749,758)
                                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of preferred stock, net of financing costs                                   1,897,893
  Proceeds from issuance of common stock, net of financing costs                          52,000        175,201
  Proceeds from notes payable, stockholders                                              920,000        712,968
  Principal repayments of notes payable, stockholders                                    (21,775)      (209,000)
  Proceeds from notes payable, convertible debt                                        2,350,000
  Payments made for debt issuance cost relating to notes payable, convertible debt      (445,413)
  Payments made for loan acquisition cost relating to notes payable, stockholders        (82,095)
  Principal repayments of notes payable                                                 (625,000)      (268,333)
  Principal payments for obligations under capital leases                                (45,566)       (13,513)
                                                                                     -----------    -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                              2,102,151      2,295,216
                                                                                     -----------    -----------

NET DECREASE IN CASH                                                                      (7,661)        (5,223)

CASH, BEGINNING OF PERIOD                                                                  8,161         13,384
                                                                                     -----------    -----------

CASH, END OF PERIOD                                                                  $       500    $     8,161
                                                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

================================================================================
YEARS ENDED DECEMBER 31,                                 2004            2003
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION,
 cash paid during the period for interest             $  262,554      $  202,349

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2004, the Company reclassed $430,000 of accrued expenses to payroll taxes payable, long term

During the year ended December 31, 2004, the Company recorded $2,350,000 of debt discount relating to the beneficial conversion feature of the note payable, convertible debt. The full amount was recorded as additional paid-in capital and conversely as a contra-liability against the note payable, convertible debt.

During the year ended December 31, 2003, obligations under capital leases aggregating $56,845 were incurred when the Company entered into various leases for computer equipment.

During the year ended December 31, 2003, the Company entered into an agreement to convert $543,000 of notes payable, stockholders into 603,333 shares of common stock.

During the year ended December 31, 2003, the Company reclassed $329,812 of notes payable, stockholder to accrued expenses.

See accompanying notes to consolidated financial statements.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Stronghold Technologies, Inc. (the "Company") was incorporated in the state of New Jersey on August 1, 2000. The Company is engaged principally as a developer of wireless and internet-based systems for auto dealers in the United States.

2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss of approximately $3,090,000 and has negative cash flows from operations of approximately $1,699,000 for the year ended December 31, 2004, and has a working capital deficit of approximately $4,197,000 and a stockholders' deficit of approximately $4,873,000 as of December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. During 2005, management of the Company will rely on raising additional capital to fund its future operations. If the Company is unable to generate sufficient revenues or raise sufficient additional capital, there could be a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization as follows:

                                     ESTIMATED
           ASSET                     USEFUL LIFE     PRINCIPAL METHOD

Computer equipment                      5 Years      Declining-balance
Computer software                       3 Years      Declining-balance
Furniture and fixtures                  7 Years      Declining-balance
Leasehold improvements                  4 Years      Straight-line

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectable at the discretion of management.

Inventories

Inventories, which are comprised of hardware for resale, are stated at cost, on an average cost basis, which does not exceed market value.

Software Development Costs

Capitalized software development costs, including significant product enhancements, incurred subsequent to establishing technological feasibility in the process of software development and production, are capitalized according to Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Costs incurred prior to the establishment of technological feasibility are charged to research and development expenses. The capitalized software is amortized over a three year period using the straight-line method

Fair Value of Financial Instruments

Financial instruments held by the Company include cash, accounts receivable, notes payable and accounts payable. The book value of cash, accounts receivable and accounts payable are considered to be representative of fair value because of the short maturity of these instruments. The fair values of the notes payable approximate book values primarily because the contractual interest rates approximate prevailing market rates.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company periodically assesses the recoverability of the carrying amounts of long-lived assets, including intangible assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

Retirement Plan

The Company has a retirement plan under Section 401(k) of the Internal Revenue Code ("the Plan"), which covers all eligible employees. The Plan provides for voluntary deduction of the employee's salary, subject to Internal Revenue Code limitations. The Company can make a matching contribution to the Plan, which is at the discretion of the Company and is determined annually. There were no matching contributions for the years ended December 31, 2004 and 2003.

Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. It also amends the disclosure provisions to require more prominent disclosure about the effects on reported net loss of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by the Statement, the Company does not plan to adopt the fair value recognition provisions of SFAS No. 123 at this time. However, the Company has adopted the disclosure provisions of the Statement.

The Company accounts for its stock-based employee compensation plans under Accounting Principles Board Opinion (APB) No. 25, under which no compensation cost has been recognized in the accompanying consolidated statements of operations, as all options granted under those plans had an exercise price equal to or in excess of the market value of the underlying common stock at the date of grant (Note 10).

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Had compensation cost for these options been determined consistent with the fair value method provided by SFAS No. 123, the Company's net loss and net loss per common share would have been the following pro forma amounts for the years ended December 31, 2004 and 2003.

                                            2004              2003
NET LOSS APPLICABLE TO COMMON
SHAREHOLDERS, as reported               $ (3,089,614)     $ (4,258,007)

DEDUCT
Total stock-based compensation
 expense determined under fair
 value method for all awards, net
 of related tax effect                        47,793            55,857
                                       --------------------------------

PRO FORMA                               $ (3,137,407)     $ (4,313,864)
                                       ================================

BASIC AND DILUTED EPS
As reported                                  $ (0.22)          $ (0.38)
Pro forma                                    $ (0.22)          $ (0.38)

The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions:

expected volatility of approximately 15%, expected dividend yield rate of 0%, expected life of 10 years, and a risk-free interest rate of 4.23% and 4.27% for the years ended December 31, 2004 and 2003, respectively.

Stock Issued for Services

Fair Value for determining stock issued for services is done in accordance with Emerging Issues Task Force (EITF) 96-18. The Company issued stock for services to Mirador Consulting Group and Capital Growth, which are engaged in public and investor relations, WJM Associates and Judith Firth for recruiting services, Michael Carey for insurance brokerage services and Stanford Venture Capital Holdings for consulting services. Fair Value was determined using the stock price the day that the commitment was reached as referred to in EITF 96-18. There were no potential future variability of the value since all terms were known at the date of the commitment.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue is recognized under the guidelines of SFAS No. 48 "Revenue Recognition When Right of Return Exists" and has a four step process that must be met prior to the recording of revenue. The steps consist of the following: signing of sales contract, installation of hardware, completion of the training period and a signed contract from the customer stating they accept the product for the sixty-day trial period. Payment is due upon the completion of the trial period. The sales revenue and cost of sales reported in the consolidated statements of operations is reduced to reflect estimated returns. Service revenue is recognized when earned.

All sales agreements with clients do not require significant production, modification, or customization of software, additionally all the functionality of the product is made available upon delivery, therefore the Company recognizes revenue in accordance with Paragraph 8 of Statement of Position (SOP) 97-2 when:

1) Persuasive evidence of an arrangement exists as evidenced by a signed contract, 2) Delivery has occurred, please note that Stronghold does not recognize revenue prior to delivery, 3) The price of Stronghold's system is fixed and determinable as evidence by the contract, and 4) Collectability is highly probable.

Deferred Revenue

Deferred revenue is recorded as a liability when the Company receives the three year maintenance contact in an a one-time advance payment. The Company then recognizes the revenue from the maintenance portion of the contract on a pro rata basis over 36 months as the service is delivered.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Common Share

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted loss per share. Basic loss per share exclude dilutions and are computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the year. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of the outstanding options and warrants are anti-dilutive, they have been excluded from the Company's computation of loss per common share.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-based Compensation (Revised)." SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant-date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company has not completed its evaluation of SFAS No. 123(R) but expects the adoption of this new standard will have an impact on operating results due to the Company's use of options as employee incentives. This pronouncement becomes effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs-an amendment of Accounting Research Bulletin (ARB) No. 43, Chapter 4". SFAS No. 151 has been issued to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage), which requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Management of the Company does not believe the effects of SFAS No. 151 have a material effect on the consolidated financial statements, as the Company has not incurred any inventory costs that meet the definition of "so abnormal." This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 consists of the following:

      Computer equipment                                   $  191,460
      Computer software                                        18,502
      Furniture and fixtures                                   21,717
      Computer equipment recorded under capital leases        113,491
      Leasehold improvements                                    7,982
                                                           ----------
                                                              353,152
      Less accumulated depreciation
      and amortization, including $28,709
      relating to computer equipment recorded
      under capital leases                                   (273,967)
                                                           ----------
                                                           $   79,185
                                                           ==========

5.    SOFTWARE DEVELOPMENT COSTS

Software development costs consist of the following at December 31, 2004:

            Carrying amount                         $ 1,313,782
            Less accumulated amortization               445,996
                                                    -----------
                                                    $   867,786
                                                    ===========

For the years ended December 31, 2004 and 2003, amortization of capitalized software development costs charged to operations was $310,672 and $135,324, respectively.

Estimated amortization expense for the three years subsequent to December 31, 2004 is approximately as follows:

YEARS ENDING DECEMBER 31,
            2005             $438,000
            2006              317,000
            2007              113,000

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at December 31, 2004:

            Payroll taxes (federal, state and local),
             including penalties and interest              $  559,217
            Commissions                                       127,391
            Compensation                                      150,988
            Sales tax                                          95,742
            Accrued officer's compensation                    171,774
            Other                                              67,785
                                                           ----------
                                                           $1,172,897
                                                           ==========

7. NOTES PAYABLE, STOCKHOLDERS

At December 31, 2004, notes payable, stockholders consists of the following:

Note payable, stockholder bearig interest at 8% per annum and due on March 17, 2007 $ 875,000

Note payable, stockholder bearing interest at 12.5% per annum, are currently due on demand and are collateralized by the assets of the Company. Up to $375,404 can be borrowed by the Company 375,403

Note payable, stockholder bearing interest at 12.5% per annum, are currently due on demand and are collateralized by the assets of the Company. Up to $355,128 can be borrowed by the Company 355,127

Note payable, stockholder bearing interest at 12.5% is subordinated to the note payable of $1,500,000 (Note 8) and is due after the terms of that note in 2006

 (except for $55,000 which is current).                        309,600

Note payable, stockholder bearing interest at 8%
 per annum and due on June 30, 2004.  Up to
 $300,000 can be borrowed by the Company. (Note 12)            300,000

Note payable, stockholder bearing interest at 8%
 per annum and due on June 30, 2004.  Up to
 $100,000 can be borrowed by the Company. (Note 12)             60,000
                                                            ----------
                                                             2,275,130
Less current portion                                         1,145,530
                                                            ----------
                                                            $1,129,600
                                                            ==========

Estimated principal payments for the years ending December 31, 2005, 2006 and 2007 are approximately $1,145,500, $255,000 and $875,000, respectively.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. NOTE PAYABLE

At June 30, 2002, the Company converted its outstanding line of credit into a note payable of $1,500,000. The note bears interest at a variable rate equal to the prime rate (5.25% at December 31, 2004), and is due in variable monthly installments plus interest to PNC (formerly known as "United Trust Bank"), commencing in February 2003 through January 1, 2006. The principal payments are due monthly in the following amounts; $15,000 a month plus accrued interest from January 15, 2004 through December 15, 2004, $20,000 a month plus accrued interest from January 15, 2005 through December 15, 2005, and a balloon payment for the balance due on all outstanding principal and accrued interest on January 1, 2006. The note is collateralized by substantially all the assets of the Company and is guaranteed by the majority stockholder of the Company. The note payable, stockholder, of $254,600 is subordinated to this note. Interest expense on the note payable for the year ended December 31, 2004 was approximately $87,000. As of December 31, 2004 this note payable was in default of its covenants and as a result, is classified as current. The note payable balance at December 31, 2004 is $606,667. (Note 13)

9. STOCK SUBSCRIPTION RECEIVABLE

The stock subscription receivable represents 1,312,500 shares of the Company's common stock due from two key employees and one stockholder.

10. STOCK OPTION PLANS

The Company has adopted three stock option plans ("Plans") providing for incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). The Company has reserved 2,358,541 shares of common stock for issuance upon the exercise of stock options granted under the Plans. The exercise price of an ISO or NQSO will not be less than 100% of the fair market value of the Company's common stock at the date of the grant. The exercise price of an ISO granted to an employee owning greater than 10% of the Company's common stock will not be less than 110% of the fair market value of the Company's common stock at the date of the grant. The Plans further provide that the maximum period in which stock options may be exercised will be determined by the board of directors, except that they may not be exercisable after ten years from the date of grant. All of the stock option plans vest over a three year period with each year earning 1/3 of total options granted as long as the employee is in employment with the Company upon the anniversary date.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. STOCK OPTION PLANS (CONTINUED)

The status of the Company's restated stock options per the Plans are summarized below:

                                                     RESTATED        WEIGHTED
                                    PLAN            PER SHARE        AVERAGE
                                   OPTIONS        EXERCISE PRICE  EXERCISE PRICE
Outstanding at
January 1, 2003                    1,364,847        $0.10-$2.25        $0.50
Granted in the year ended
 December 31, 2003                 1,426,600        $0.45-$0.88        $0.59
Terminated in the year ended
 December 31, 2003                  (882,138)       $0.10-$2.25        $0.82
                                  ----------
OUTSTANDING AT
December 31, 2003                  1,909,309        $0.10-$2.25        $0.86
Granted in the year ended
 December 31, 2004                   113,000        $0.11-$0.85        $0.26
Terminated in the year ended
 December 31, 2004                  (796,901)       $0.15-$2.00        $0.72
                                  ----------
OUTSTANDING AT
December 31, 2004                  1,225,408        $0.10-$2.25        $0.85
                                  ==========

The exercise price ranges for options outstanding and exercisable at December 31, 2004 were:

                                                                                     WEIGHTED
                           NUMBER OF SHARES    NUMBER OF SHARES      WEIGHTED         AVERAGE
      Exercise            OUTSTANDING AS OF     EXERCISABLE AT        AVERAGE        REMAINING
       Price                 DECEMBER 31,        DECEMBER 31,        EXERCISE       CONTRACTUAL
       Range                     2004                2004              PRICE           LIFE
--------------------    -----------------------------------------------------------------------
 $.10 through $.50             400,878              361,703            $0.29          8 Years
 $.51 through $1.00            800,263              159,235            $0.65          9 Years
$1.01 through $1.50             16,850              16,850             $1.50          9 Years
$1.51 through $2.25             7,417                6,416             $1.60          9 Years
                        ------------------------------------
                              1,225,408             544,204
                        ====================================

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. INCOME TAXES

Until May 15, 2002, the Company operated as an "S" corporation and, as a result, the earnings and losses were included in the personal income tax returns of the respective stockholders. From May 16, 2002 through December 31, 2002, the Company operated as a "C" corporation and had net operating losses of approximately $3,273,000. At December 31, 2004, the Company had net operating losses of approximately $10,620,000 that will expire between 2009 and 2024.

The components of the Company's deferred tax asset at December 31, 2004 is approximately as follows: The components of the Company's income tax benefit consists of the following:

            Net operating loss carryforwards                $ 4,286,000
            Allowance for doubtful accounts                      89,000
            Interest payable, stockholder                       192,000
            Accrued compensation                                173,000
            Deferred maintenance fees                           241,000
                                                            -----------
                                                              4,981,000
            Less valuation allowance                         (4,981,000)
                                                            -----------
            Net deferred income tax asset                   $        --
                                                            ===========

The components of the Company's income tax benefit consists of the following:

                                                 2004             2003
      DEFERRED
      Federal                                $ 1,132,000      $ 1,738,000
      State                                      197,000          302,000
                                             -----------      -----------
                                               1,329,000        2,040,000
      Change in valuation allowance           (1,329,000)      (2,040,000)
                                             -----------      -----------
                                             $        --      $        --
                                             ===========      ===========

A reconciliation of the statutory federal income tax rate and the effective tax rate follows:

                                                                 2004    2003

      Federal statutory rate                                     34%     34%
      State income taxes, net of federal effect                   7       7
      S-Corporation earnings passes to shareholders and other
      Change in valuation allowance and other                   (41)    (41)
                                                                ---     ---

      Effective income tax rate                                   0%      0%
                                                                ===     ===

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES

Securities Purchase Agreements

The Company and certain stockholders of the Company (together the "Parties"), entered into a Securities Purchase Agreement (the "Series A Purchase Agreement") dated and executed on May 15, 2002, with Stanford Venture Capital Holdings, Inc. ("Stanford"). Pursuant to the Series A Purchase Agreement, the Parties agreed to issue to Stanford a total of 2,002,750 shares of the Company's Series A $1.50 Convertible Preferred Stock ("Series A $1.50 Preferred Stock"), plus five-year warrants purchasing 2,002,750 shares of the Company's common stock at an exercise price of $1.50 for the first 1,001,375 shares and $2.25 for the remaining shares. The value of the warrants was treated as a dividend for approximately $295,000 (computed using the Black-Scholes model with the following assumptions: expected volatility of 0%, expected dividend yield rate of 0%, expected life of 5 years, and a risk-free interest rate of 4.03% for December 31, 2002) on May 15, 2002, the date of issuance. Pursuant to the Series A Purchase Agreement, the issuance of the Series A Preferred Stock and Warrants took place on four separate closing dates beginning on May 16, 2002 and closing on July 19, 2002.

The Parties entered into an additional Securities Purchase Agreement (the "Series B Purchase Agreement") dated and executed on April 30, 2003 with Stanford. Pursuant to the Series B Purchase Agreement, the Parties agreed to issue to Stanford a total of 2,444,444 shares of the Company's Series B $.90 Convertible Preferred Stock ("Series B Preferred Stock"). Pursuant to the Series B Purchase Agreement, the issuance of the Series B Preferred Stock took place on six separate closing dates beginning on April 30, 2003 and closing on September 15, 2003. In connection with the issuance of the Series B Preferred Stock, the Series B Purchase Agreement also required the Company to lower the exercise price of the 2,002,750 warrants that were issued with the Series A Purchase Agreement. The conversion price for these warrants was reduced to $0.25 from the original conversion prices of $1.50 and $2.25, and was accounted for as a cost of issuance of the Series B Purchase Agreement.

In connection with both the Series A and Series B Purchase Agreements, certain stockholders of the Company entered into a Lock-Up Agreement in which the Parties agreed not to sell, assign, transfer, pledge, mortgage, encumber or otherwise dispose of their shares of the Company's capital stock for a period of two years, with certain exceptions, as defined in the Lock-Up Agreement.

In accordance with SFAS No. 129 Paragraph 4, the Company is providing the following summary of the pertinent rights and privileges of these outstanding securities:

Each Series A $1.50 preferred share and each Series B convertible $.90 Preferred share is convertible into common shares at a predefined "conversion rate" (described below). There are two ways to convert this Preferred stock:

Optional conversion: The holder may at any time convert the preferred shares at the stated "conversion rate" rate into Common stock

Automatic conversion: The shares can be converted by: A) at the date of a vote by at least two-thirds of the outstanding Preferred shares to convert or, B) upon the closing of a qualified public offering where the stock is offered to the public at a price equal to or exceeding $3.00 which generates net proceeds to the company equal to or exceeding $15,000,000.

"Conversion rate" - each share of the Series A preferred stock and Series B preferred stock is convertible into the number of shares of the common stock as shall be calculated by dividing the stated value by $1.50 and $.90, respectively.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Warrants

On June 16, 2004, in consideration of and as an inducement to Stanford for the Company to enter into the issuance of the 12% Callable Secured Convertible Notes (the "NIR Notes") referenced below, Stanford has been issued a warrant (the "Stanford Warrants") to purchase an additional 2,000,000 shares of Common Stock, expiring in five years, at an exercise price of $.0001 in exchange for i) agreeing to a waiver of existing registration rights that included a lock up period for one year after the effective date of a registration statement prohibiting the registration and sale of Stanford's securities and ii) agreeing as holder of Stronghold's Series A $1.50 Convertible Preferred Stock ("Series A Stock") and Series B $.90 Convertible Preferred Stock ("Series B Stock"), to waive any dilution protection which would otherwise accrue to the Series A Stock and the Series B Stock pursuant to the respective certificates of designation filed with the Secretary of State of the State of Nevada, as amended, as a result of the conversion of the NIR Notes or exercise of the Stanford Warrants into the Company's common stock. This issuance of the Stanford Warrants has been accounted for as an adjustment of capital for the waiving of the dilution protection for the Series A and Series B preferred stock. The Stanford Warrants were valued at approximately $360,000 using the Black-Scholes option pricing model including the following assumptions: exercise price of $0.0001, expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 5 years, and a risk free interest rate of 4.73%.

Notes Payable, Convertible Debt

To obtain funding for its ongoing operations, Stronghold Technologies, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on June 18, 2004 for the sale of (i) $3,000,000 in callable convertible secured notes (the "Notes") and (ii) stock purchase warrants to buy 3,000,000 shares of the Company's common stock (the "Warrants").

The Investors purchased $2,350,000 in Notes, and received Warrants to purchase an aggregate of 2,350,000 shares of the companies stock, in three different traunches dated June 18, 2004 for $1,500,000, July 21, 2004 for $500,000 and
October 22, 2004 for $350,000.

The Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of
(i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.57 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Note Payable, Convertible Debt is recorded at $2,350,000 and the Note payable, convertible debt, debt discount of $1,810,000 are reported in accordance with Emerging Issues Task Force "EITF" 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instrument s". The Debt Discount is reported at 100% of the net proceeds of the Convertible Debt Financing in accordance with paragraph 6 of EITF 98-5 that specifies that the beneficial conversion expense may not exceed the net proceeds. Additionally, the debt discount is net of amortization charged to interest expense of approximately $540,000 recorded for the year ended December 31, 2004.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market. Since the Company does not intend to issue common stock at below market price the warrants were valued at $NIL using the Black-Scholes option pricing model including the following assumptions: exercise price of $0.57, expected volatility of approximately 15%, expected dividend yield rate of 0%, expected life of 5 years, and a risk free interest rate of 4.23% for December 31, 2004.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

      All shares of the Company's common stock associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933.

On April 30, 2004, the Company entered into an installment agreement with the IRS to pay withholding taxes due in the amount of approximately $1,233,000, which include interest and penalties. Under the terms of this agreement, the Company will pay $35,000 each month, Commencing June 28, 2004, until the total balance is paid in full. If the Company is unable to fulfill this agreement, the IRS could take possession of the Company's assets. As of December 31, 2004, the Company has made all required payments to the IRS. The outstanding balance of approximately $745,000 is currently recorded in Payroll taxes payable, long term for $430,000 and in accrued expenses and other current liabilities for approximately $315,000.

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Leases

The Company rents facilities under leases in New Jersey, Virginia and California. The Company is obligated under these leases through January 2008. In addition to the base rent, one lease provides for the Company to pay a proportionate share of operating costs and other expenses. Future aggregate minimum annual rent payments under these leases are approximately as follows:

YEAR ENDING DECEMBER 31,

            2005                    $  115,000
            2006                        90,000
            2007                        81,000
            2008                        14,000
                                    ----------
                                    $  300,000
                                    ==========

Rent expense was approximately $107,000 and $87,000 for the years ended December 31, 2004 and 2003, respectively.

Obligations Under Capital Leases

At December 31, 2004, the Company has computer equipment recorded under capital leases expiring at various dates through 2006. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

As of December 31, 2004, minimum future lease payments are approximately as follows:

YEARS ENDING DECEMBER 31,

               2005                                       $   38,000
               2006                                           10,000
                                                          ----------

            Total minimum lease payments                      48,000
            Less amounts representing interest                13,410
                                                          ----------

            Present value of net minimum lease payments       34,590
            Less current portion                              25,807
                                                          ----------

            Long-term portion                             $    8,783
                                                          ==========

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. SUBSEQUENT EVENTS

Callable Secured Convertible Notes

On March, 18 2005, the Investors purchased $650,000 in Notes and received Warrants to purchase 650,000 shares of our common stock, completing the sale of
(i) $3,000,000 in callable secured convertible notes (the "Notes") and (ii) stock purchase warrants (the "Warrants") to buy 3,000,0000 shares of our common stock that was agreed upon on June 18, 2004.

The agreement entered into on June 18, 2004 was amended on March 4, 2005, changing the conversion price of the convertible notes to the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The original agreement had the conversion price as the lower of
(i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

New Callable Secured Convertible Notes Issuance

On March 31, 2005, in order to obtain funding for its ongoing operations, the Company entered into a new Securities Purchase Agreement (the "New Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") for the sale of (i) $650,00 in callable convertible secured notes (the "Notes") and (ii) stock purchase warrants to buy 650,000 shares of the Company's common stock (the "Warrants"). On March 31, 2005 the Investors purchased $350,000 in Notes, and received Warrants to purchase an aggregate of 350,000 shares of the companies stock. The remaining $300,000 of convertible secured notes will be purchased within five business days of the effectiveness of the registration statement.

The Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of
(i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.03 per share, the market price at the time of the closing. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

PNC Bank Note Payoff

On March 31, 2005, the Company paid off and satisfied the note due to PNC bank in the principal amount of $606,667. All accrued interest in the amount of $16,830 was all paid off.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.


TABLE OF CONTENTS
                                                   Page

Prospectus Summary                                  5
Risk Factors                                        8
Use Of Proceeds                                    15
Market For Common Equity And Related Stockholder   15
     Matters
Management's Discussion And Analysis Or Plan Of    17
     Operation
Business                                           38
Management                                         48
Certain Relationships And Related Transactions     56
Security Ownership Of Certain Beneficial Owners    60
     And Management
Description Of Securities                          63
Plan Of Distribution                               63
Selling Stockholders                               66
Legal Matters                                      69
Experts                                            69
Available Information                              69
Index To Financial Statements                      71


                   221,350,000 SHARES
                        OF OUR
                    OF COMMON STOCK


             Stronghold Technologies, Inc.


                      ----------

                      PROSPECTUS

                      ----------



                  ______________, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                        $ 2,605.29
Accounting fees and expenses                 10,000.00*
Legal fees and expenses                      35,000.00*
Miscellaneous                                 5,000.00
                                            ----------
                          TOTAL             $52,605.29*
                                            ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

OPTIONS

      From the Company's inception through May 16, 2002, the Company did not grant any stock options. In connection with the Company's acquisition of the Predecessor Entity on May 16, 2002, the Company assumed the Predecessor Entity's 2000 Stock Option Plan so that all of its issued and outstanding options would remain intact. No further options will be issued under the assumed Predecessor Entity's plan. Each outstanding option was automatically converted into an option to acquire, on the same terms and conditions as were applicable under the original option, such number of shares of the Company's common stock as was equal to the number of options outstanding multiplied by 2.1875. The exercise price was also adjusted to the exercise price that was equal to the existing exercise price divided by 2.1875. The total number of the Predecessor Entity's options that the Company assumed was 543,500 (after cancellations) at a weighted average exercise price per share of $.78, which converted into options to purchase 1,188,907 shares of the Company's common stock at a weighted average exercise price of $.36. 253,750 of the assumed outstanding options vest according to a three-year vesting schedule, 913,281 vest according to the achievement of certain performance goals, and the remaining 21,875 options were fully vested upon grant.

      In addition to the above employee options of the Predecessor Entity, the Company assumed certain outstanding options that were granted, or committed to be granted, by the Predecessor Entity to automobile dealerships. On May 16, 2002, the Company assumed a total of 77,500 options, which the Predecessor Entity granted, or committed to grant, to three automobile dealerships for services rendered, including providing the Predecessor Entity with consulting services. These options converted into options for a total of 169,531 shares of the Company's common stock. Certain of the options vest upon the achievement of certain performance goals. Each of the dealerships is an accredited investor.

      On July 17, 2002 the Company's board of directors adopted, and on July 31, 2002 the Company's approved, the adoption of the 2002 Stock Incentive Plan. Under such plan the Company has granted 141,550 options to certain employees at a weighted average exercise price of $1.50. Of the employee options, 10,550 were fully vested upon grant, 61,000 vest according to a three-year vesting schedule, and 70,000 vest according to the achievement of certain performance goals.

      On August 20, 2002, the Company's board of directors and stockholders approved the adoption of the 2002 California Stock Incentive Plan. Under such plan the Company has granted 69,600 options to certain employees at a weighted average exercise price of $1.50. 15,600 of such options were fully vested upon grant, 34,000 vest according to a three-year vesting schedule, and 20,000 vest according to the achievement of certain performance goals.

COMMON STOCK

      In September 2000, the Company issued 5,000,000 shares of its common stock to its founder and former president, Pietro Bortolatti, in exchange for all of the outstanding shares of Terre di Toscana, Inc.

      From November 2000 to January 2001, the Company issued 3,351,000 shares of its common stock at $.10 per share. This sale was part of its private placement offering. In October 2000, the Company issued 30,000 shares of its common stock to KGL Investments, Ltd, the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company, in exchange for legal services rendered. These shares were valued at $.10 per share. All purchasers represented in writing that they acquired the securities for their own accounts.

      On May 16, 2002, the Company issued 7,000,000 shares of its common stock to the stockholders of Stronghold Technologies, Inc., a New Jersey corporation, in exchange for all of the issued and outstanding shares of such entity. All of the recipients were either accredited investors or had alone, or together with a purchaser representative, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in the Company in particular. Each recipient had sufficient access to information about the Company necessary to make an informed investment decision.

      On May 16, 2002, the Company issued 666,667 shares of its common stock to Christopher J. Carey, President of the Company, in exchange for the cancellation in full of $1 million owed to Mr. Carey by the Company's wholly-owned subsidiary, Stronghold Technologies, Inc. Mr. Carey is an accredited investor.

      During August and September 2002, the Company entered into nine subscription agreements with accredited and/or sophisticated investors, pursuant to which the Company issued an aggregate of 344,333 shares of its common stock at $1.50 per share. These private investments generated total proceeds to the Company of $513,500.

      During the first quarter of 2003, the Company and Mr. Carey agreed to convert $543,000 of the outstanding debt owed to Christopher J. Carey by the Company into 603,333 shares of Common Stock of the Company at a price of $0.90 per share.

      In October 2003, the Company commenced offerings to accredited investors in private placements of up to $3,000,000 of the Company's common stock. In the period of October 2003 through January 9, 2004 the Company raised $225,000 under the terms of these private placements. The shares offered in the private placement are priced at the 5 trading day trailing average closing price of the common stock on the OTCBB, less 20%. For each share purchased in the private placements, purchasers received a warrant to purchase one half (0.5) share of common stock at 130% of the purchase price. A minimum of $25,000 was required per investor. The number shares issued under this placement total 509,559, at an average price of $0.44/share.

PREFERRED STOCK AND WARRANTS

      On each of May 16, July 3, July 11, and July 19, 2002, the Company issued
(i) 500,000, 500,000, 500,000 and 502,750 shares, respectively, of its Series A $1.50 Convertible Preferred Stock and (ii) warrants to purchase 500,000, 500,000, 500,000 and 502,750 shares, respectively, of its common stock, to Stanford Venture Capital Holdings, Inc. for an aggregate purchase price of $3 million. Stanford subsequently assigned warrants for a total of 1,001,376 shares of common stock to four of its affiliates. Stanford is an accredited investor.

      Pursuant to a Securities Purchase Agreement, referred to herein as the Series B Purchase Agreement, dated as of April 30, 2003, by and between the Company and Stanford Venture Capital Holdings, Inc., the Company agreed to issue to Stanford 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock, $.0001 par value per share. The aggregate purchase price for the Series B Preferred Stock will be $2,200,000.

      According to the terms of the Series B Purchase Agreement, the issuance of the aforementioned Series B Preferred Stock shall take place on each of six separate closing dates. At the first closing, which occurred on May 5, 2003, the Company received $500,000 from Stanford and issued to Stanford 555,556 shares of Series B Preferred Stock. At each of the second and third closings, which are scheduled for May 15, 2003 and June 13, 2003, the Company will issue 555,556 shares of Series B Preferred Stock, and Stanford will pay $500,000 upon each closing for same. On the fourth closing date, which was on July 15, 2003, the Company issued 333,332 shares of Series B Preferred Stock, and Stanford paid $300,000. At each of the fifth and sixth closings, which were on for August 15, 2003 and September 15, 2003, the Company issued 222,222 shares of Series B Preferred Stock, and Stanford will pay $200,000 upon each closing. For so long as any shares of the Series B Preferred Stock are outstanding and held by Stanford, if the Company issues additional shares of the Company's Common Stock, or common stock equivalents, Stanford has the right to participate in the issuance such that immediately after the subsequent issuance, Stanford's ownership of the total number of outstanding shares of the Company's Common Stock (assuming the conversion of all common stock equivalents into the Company's Common Stock) equals the same percentage of the total shares of the Company's Common Stock (assuming conversion of all common stock equivalents into the Company's Common Stock) as Stanford held immediately prior to the subsequent issuance.

      In connection with the Series B Purchase Agreement, the Company and Stanford also entered into a Registration Rights Agreement, dated April 30, 2003, in which the Company agreed to register the shares of the Company's Common Stock issuable upon conversion of the Series B Preferred Stock with the Securities and Exchange Commission, not later than November 15, 2003.

      In connection with the Series B Purchase Agreement, the Company and Stanford entered into a Consulting Agreement, pursuant to which Stanford has agreed to perform certain financial consulting and advisory services, in exchange for which the Company has agreed to pay Stanford a fee of $50,000 per year for two years.

      t 6 0 In addition, in connection with the Series B Purchase Agreement, the Company and Stanford have: (i) waived Section 2(e)(iii) of the Series A Certificate of Designation, which provides for anti-dilution protection if the Company shall issue securities which are convertible into shares of the Company's Common Stock for an exercise price of less than $1.50; (ii) waived any rights of Stanford to Default Warrants (as defined in the Series A Registration Rights Agreement) due to the Company's failure to register its shares of Common Stock; and (iii) modified the warrants previously issued to Stanford and its assigns to purchase 2,002,750 shares of the Company's Common Stock to reduce the initial exercise price to $0.25 per share and to extend the expiration date to August 1, 2008.

      To obtain funding for our ongoing operations, we entered into three Securities Purchase Agreements with the Investors. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and common stock purchase warrants issued in connection with these agreements. The following is a description of each of these financings.

June 18, 2004 Securities Purchase Agreement

      On June 18, 2004, we entered into a Securities Purchase Agreement for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 3,000,0000 shares of our common stock.

      The following closings have occurred pursuant to the June 2004 Securities Purchase Agreement:

            o on June 18, 2004, the Investors purchased $1,500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,500,000 shares of our common stock;

            o on July 27, 2004, the Investors purchased $500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 500,000 shares of our common stock;

            o on October 22, 2004, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock; and

            o On March 18, 2005, the Investors purchase $650,000 in callable secured convertible notes and received common stock purchase warrants to purchase 650,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.57 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

March 31, 2005 Securities Purchase Agreement

      We entered into a second Securities Purchase Agreement with the Investors on March 31, 2005 for the sale of $650,000 in callable secured convertible notes and common stock purchase warrants to buy 650,000 shares of our common stock.

      On March 31, 2005, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock. On May 4, 2005, the Investor purchased the remaining $300,000 in callable secured convertible notes and received common stock purchase warrants to purchase 300,000 shares of our common stock.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.03 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

July 15, 2005 Securities Purchase Agreement

      We entered into a third Securities Purchase Agreement with the Investors on July 15, 2005 for the sale of (i) $850,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 1,700,000 shares of our common stock.

      On July 15, 2005, the Investors purchased $850,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,700,000 shares of our common stock. We received net proceeds in cash in the amount of $200,000 on July 15, 2005 and $567,500 was placed in escrow of which $100,000 shall be distributed on the 1st business day of each month.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.07 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share.

      The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

      As of July 27, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.05 and, therefore, the conversion price for the secured convertible notes was $.0125. Based on this conversion price, the $4,500,000 callable secured convertible notes, excluding interest, were convertible into 360,000,000 shares of our common stock.

      The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

      The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the common stock purchase warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Stronghold Technologies, Inc., a Nevada corporation.

Exhibit
Number            Description
------            -----------

2.1 (1)(4)        Merger Agreement and Plan of Merger, dated May 15, 2002, by and among TDT Development, Inc., Stronghold Technologies,
                  Inc., TDT Stronghold Acquisition Corp., Terre Di Toscana,
                  Inc., Terres Toscanes, Inc., certain stockholders of TDT
                  Development, Inc. and Christopher J. Carey.

2.2 (5) Stock Purchase Agreement, dated July 19, 2002, by and between TDT Development, Inc. and Mr. Pietro Bortolatti.

3.1 (2)           Articles of Incorporation, as amended on July 11, 2002.

3.2 (3)           By-Laws.

4.1 (2)           Certificate of Designations filed on May 16, 2002.

4.2 (5)           Specimen Certificate of Common Stock.

4.3 (8) Promissory Note for $300,000, dated March 18, 2003, made by Stronghold Technologies, Inc. in favor of Christopher J. Carey.

4.4 (8) Promissory Note for $100,000, dated March 18, 2003, made by Stronghold Technologies, Inc. in favor of Christopher J. Carey.

4.5 (8)           Form of Warrant with Christopher J. Carey.

4.6 (10) Amended and Restated Certificate of Designation of Series A $1.50 Convertible Preferred Stock of Stronghold Technologies, Inc.

4.7 (10) Amended and Restated Certificate of Designation of Series B $0.90 Convertible Preferred Stock of Stronghold Technologies, Inc.

4.8 (11) Securities Purchase Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.9 (11) Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated June 18, 2004

4.10 (11)         Callable Secured Convertible Note in the name of AJW Qualified
                  Partners, LLC dated June 18, 2004

4.11 (11)         Callable Secured Convertible Note in the name of AJW Offshore,
                  Ltd. dated June 18, 2004

4.12 (11)         Callable Secured Convertible Note in the name of AJW Partners,
                  LLC dated June 18, 2004

4.13 (11)         Stock Purchase Warrant in the name of New Millennium Capital
                  Partners II, LLC dated June 18, 2004

4.14 (11)         Stock Purchase Warrant in the name of AJW Qualified Partners,
                  LLC dated June 18, 2004

4.15 (11)         Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated
                  June 18, 2004

4.16 (11)         Stock Purchase Warrant in the name of AJW Partners, LLC dated
                  June 18, 2004

4.17 (11)         Registration Rights Agreement dated June 18, 2004 between the
                  Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners,
                  LLC

4.18(11) Security Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.19(11) Intellectual Property Security Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.20 (16)         Callable Secured Convertible Note in the name of New
                  Millennium Capital Partners II, LLC dated July 27, 2004

4.21(16) Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated July 27, 2004

4.22(16) Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated July 27, 2004

4.23 (16)         Callable Secured Convertible Note in the name of AJW Partners,
                  LLC dated July 27, 2004(16)

4.24 (16)         Stock Purchase Warrant in the name of New Millennium Capital
                  Partners II, LLC dated July 27, 2004

4.25(16) Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated July 27, 2004(16)

4.26 (16)         Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated
                  July 27, 2004(16)

4.27 (16)         Stock Purchase Warrant in the name of AJW Partners, LLC dated
                  July 27, 2004

4.28 (16)         Callable Secured Convertible Note in the name of New
                  Millennium Capital Partners II, LLC dated October 22, 2004

4.29 (16)         Callable Secured Convertible Note in the name of AJW Qualified
                  Partners, LLC dated October 22, 2004

4.30 (16)         Callable Secured Convertible Note in the name of AJW Offshore,
                  Ltd. dated October 22, 2004

4.31 (16)         Callable Secured Convertible Note in the name of AJW Partners,
                  LLC dated October 22, 2004

4.32 (16)         Stock Purchase Warrant in the name of New Millennium Capital
                  Partners II, LLC dated October 22, 2004

4.33 (16)         Stock Purchase Warrant in the name of AJW Qualified Partners,
                  LLC dated October 22, 2004

4.34 (16)         Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated
                  October 22, 2004

4.35 (16)         Stock Purchase Warrant in the name of AJW Partners, LLC dated
                  October 22, 2004

4.36 (16)         Callable Secured Convertible Note in the name of New
                  Millennium Capital Partners II, LLC dated March 18, 2005

4.37(16) Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated March 18, 2005

4.38(16) Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated March 18, 2005

4.39(16) Callable Secured Convertible Note in the name of AJW Partners, LLC dated March 18, 2005

4.40 (16)         Stock Purchase Warrant in the name of New Millennium Capital
                  Partners II, LLC dated March 18, 2005

4.41(16) Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated March 18, 2005

4.42(16) Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated March 18, 2005

4.43(16) Stock Purchase Warrant in the name of AJW Partners, LLC dated March 18, 2005

4.44 (16)         Amendment No. 2 to the Securities Purchase Agreement dated
                  March 4, 2005 by and among the Company and New Millennium
                  Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW
                  Offshore, Ltd. and AJW Partners, LLC

4.45 (16)         Letter Agreement dated March 4, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified
                  Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.46(16) Amendment No. 1 to the Securities Purchase Agreement dated October 22, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.47 (17)         Securities Purchase Agreement dated March 31, 2005 by and
                  among the Company and New Millennium Capital Partners II, LLC,
                  AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW
                  Partners, LLC

4.48 (17)         Form of Callable Secured Convertible dated March 31, 2005

4.49(17)          Form of Stock Purchase Warrant dated March 31, 2005(17)

4.50 (17)         Registration Rights Agreement dated March 31, 2005 by and
                  among the Company and New Millennium Capital Partners II, LLC,
                  AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW
                  Partners, LLC

4.51 (17)         Security Agreement dated March 31, 2005 by and among the
                  Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners,
                  LLC

4.52 (17)         Intellectual Property Security Agreement dated March 31, 2005 by and among the Company and New Millennium Capital Partners
                  II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and
                  AJW Partners, LLC

4.53 (18)         Securities Purchase Agreement dated July 15, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners,
                  LLC

4.54 (18)         Form of Callable Secured Convertible dated July 15, 2005

4.55 (18)         Form of Stock Purchase Warrant dated July 15, 2005

4.56 (18)         Registration Rights Agreement dated July 15, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners,
                  LLC

4.57 (18)         Security Agreement dated July 15, 2005 by and among the
                  Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners,
                  LLC

4.58 (18)         Intellectual Property Security Agreement dated July 15, 2005 by and among the Company and New Millennium Capital Partners
                  II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and
                  AJW Partners, LLC

4.59 (18)         Escrow Agreement dated July 15, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified
                  Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC and the Escrow Agent

5.1               Sichenzia Ross Friedman Ference LLP Opinion and Consent

10.1 (2)          2002 Stock Incentive Plan.

10.2 (2) Form of Incentive Stock Option Agreement to be issued under the 2002 Stock Incentive Plan.

10.3 (2) Form of Nonstatutory Stock Option Agreement to be issued under the 2002 Stock Incentive Plan.

10.4 (5)          California 2002 Stock Incentive Plan.

10.5 (5) Form of Incentive Stock Option Agreement to be issued under the California 2002 Stock Incentive Plan.

10.6 (5) Form of Nonstatutory Stock Option Agreement to be issued under the California 2002 Stock Incentive Plan.

10.7 (2) Executive Employment Agreement by and between Stronghold Technologies, Inc. and Christopher J. Carey, dated May 15, 2002.

10.8 (2) Employment and Non-Competition Agreement by and between Stronghold Technologies, Inc. and Lenard Berger, dated August 1, 2000.

10.9 (2) Employment and Non-Competition Agreement by and between Stronghold Technologies, Inc. and Salvatore D'Ambra, dated July 10, 2000.

10.10 (2)         Employment and Non-Competition Agreement by and between
                  Stronghold Technologies, Inc. and James J. Cummiskey, dated
                  August 14, 2000.

10.11 (2)         Business Loan Agreement by and between Stronghold
                  Technologies, Inc. and UnitedTrust Bank, dated June 30, 2002.

10.12 (2)         Promissory Note issued by Stronghold Technologies, Inc. made payable to UnitedTrust Bank, Dated June 30, 2002.

10.13 (2)         Commercial Security Agreement by and between Stronghold
                  Technologies, Inc. and UnitedTrust Bank, dated June 30, 2002.

10.14 (2)         Promissory Note issued by Stronghold Technologies, Inc. made payable to Christopher J. Carey, dated May 16, 2002.

10.15 (4)         Securities Purchase Agreement, dated May 15, 2002, by and
                  among TDT Development, Inc., Stanford Venture Capital
                  Holdings, Inc., Pietro Bortolatti, Stronghold Technologies,
                  Inc. and Christopher J. Carey.

10.16 (4)         Registration Rights Agreement, dated May 16, 2002, by and
                  among TDT Development, Inc. and Stanford Venture Capital
                  Holdings, Inc.

10.17 (4)         Lock-Up Agreement, dated May 16, 2002, by and among TDT
                  Development, Inc.

10.18 (4)         Stockholders' Agreement, dated May 16, 2002, by and among TDT
                  Development, Inc., Christopher J. Carey, Mary Carey and
                  Stanford Venture Capital Holdings, Inc.

10.19 (4)         Form of Warrant to be issued pursuant to the Securities
                  Purchase Agreement (Exhibit 10.11).

10.20 (6)         Loan Agreement by and among Stronghold Technologies, Inc., its subsidiary and UnitedTrust Bank, dated September 30, 2002.

10.21 (6)         Commercial Loan Note issued by Stronghold Technologies, Inc.
                  and its subsidiary made payable to UnitedTrust Bank, dated
                  September 30,2002

10.22 (6)         Security Agreement by and between Stronghold Technologies,
                  Inc. and UnitedTrust Bank, dated September 30, 2002.

10.23 (6)         Security Agreement by and between Stronghold's subsidiary and
                  UnitedTrust Bank, dated September 30, 2002.

10.24 (6)         Subordination Agreement by and among Christopher J. Carey,
                  Stronghold Technologies, Inc. and UnitedTrust Bank, dated
                  September 30, 2002.

10.25 (6)         Subordination Agreement by and among Christopher J. Carey,
                  Stronghold's subsidiary and UnitedTrust Bank, dated September
                  30, 2002.

10.26 (6)         Guaranty by Christopher J. Carey in favor UnitedTrust Bank, dated September 30, 2002.

10.27 (6)         Loan Agreement by and among Stronghold Technologies, Inc., its subsidiary and AC Trust Fund, dated September 30, 2002.

10.28 (6)         Loan Agreement by and among Stronghold Technologies, Inc., its subsidiary and CC Trust Fund, dated September 30, 2002.

10.29 (6)         Form of Subscription Agreement by and between Stronghold
                  Technologies, Inc. and each of the parties listed on the schedule of purchasers attached thereto.

10.30 (6)         Promissory Note issued by Stronghold Technologies, Inc. made payable to Christopher J. Carey, dated September 30. 2002.

10.31 (7)         Securities Purchase Agreement, dated April 30, 2003, by and between Stronghold Technologies, Inc. and Stanford Venture
                  Capital Holdings, Inc.

10.32 (7)         Registration Rights Agreement, dated April 30, 2003, by and between Stronghold Technologies, Inc. and Stanford Venture
                  Capital Holdings, Inc.

10.33 (7)         Consulting Agreement, dated April 30, 2003, by and between
                  Stronghold Technologies, Inc. and Stanford Venture Capital
                  Holdings, Inc.

10.34 (9)         First Modification to Loan Agreement and Note among Stronghold
                  Technologies, Inc., Christopher J. Carey and UnitedTrust Bank, dated July 31, 2003.

10.35(13)         Lease Agreement entered between the Company and APA Properties
                  No. 2, LP

10.36(13)         Sublease Agreement between Clark/Bardes Consulting, Inc. and the Company

10.37(14)         Forbearance Agreement entered by and between the Company and
                  PNC Bank

10.38 (14)        Amendment No. 1 to the Forbearance Agreement entered by and between the Company and PNC Bank

21 (5)            Subsidiaries of the Registrant.

23.1              Consent of Rothstein Kass - Certified Public Accountants
                  (filed herewith).

--------------------------------------------------------------------------------

(1) The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request

(2) Incorporated herein by reference to the exhibits to Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002.

(3) Incorporated herein by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on February 1, 2001 (No. 333-54822).

(4) Incorporated herein by reference to the exhibits to the Registrant's Current Report on Form 8-K dated May 16, 2002.

(5) Incorporated herein by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 24, 2002.

(6) Incorporated herein by reference to the exhibits to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

(7) Incorporated by reference to Exhibit 99.3 to the Company's Form 8-K as filed with the Securities and Exchange Commission on May 8, 2003.)

(8) Incorporated by reference to the exhibits to Registrants Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2003.

(9) Incorporated by reference to the exhibits to Registrants Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003.

(10) Incorporated by reference to the exhibits to Registrants Form 10-KSB for the year ended December 31, 2003.

(11) Incorporated by reference to the exhibits to Registrants Form 8-K Current Report filed June 28, 2004.

(12) Incorporated by reference to the exhibits to Registrants Form SB-2 Registration Statement filed July 21, 2004.

(13) Incorporated by reference to the exhibits to Registrants Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2004.

(14) Incorporated by reference to the exhibits to Registrants Form SB-2 Registration Statement filed February 11, 2005.

(15) Incorporated by reference to the exhibits to Registrants Form 8-K Current Report filed June 28, 2004.

(16) Incorporated by reference to the exhibits to Registrants Form 8-K Current Report filed March 25, 2005.

(17) Incorporated by reference to the exhibits to Registrants Form 8-K Current Report filed April 11, 2005.

(18) Incorporated by reference to the exhibits to Registrants Form 8-K Current Report filed July 20, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Basking Ridge, State of New Jersey, on August 2, 2005.

                    STRONGHOLD TECHNOLOGIES, INC.


               By: /s/Christopher Carey
                   ---------------------------------------
                   Christopher Carey, President, Chief Executive Officer, Principal Executive Office, Principal Accounting/Financial Officer and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                    TITLE                              DATE


/s/ Christopher Carey        Chief Executive Officer,           August 2, 2005
-------------------------    Principal Financial/Accounting
    Christopher Carey        Officer and Director